Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203595

PROSPECTUS SUPPLEMENT
(To the Prospectus dated May 8, 2015)

STELLAR BIOTECHNOLOGIES, INC.

1,687,500 Common Shares

We are offering 1,687,500 of our common shares, no par value, or the Common Shares, directly to the investors in this offering at a price of $4.00 per share. In a concurrent private placement, we are also selling to investors a warrant to purchase 0.75 of a Common Share for each Common Share purchased for cash in this offering, or the Purchase Warrants. The Purchase Warrants will be exercisable beginning on the six-month anniversary of the date of issuance, or the Initial Exercise Date, at an exercise price of $4.50 per share and will expire on the fifth anniversary of the Initial Exercise Date. The Purchase Warrants and the Common Shares issuable upon the exercise of the Purchase Warrants, or the Warrant Shares, are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Purchase Warrants and Warrant Shares are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D Rule 506(c).

Our Common Shares trade on The Nasdaq Capital Market under the symbol “SBOT.” The last reported sale price on June 29, 2016 was $4.18 per Common Share.

We have retained Maxim Group LLC to act as exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our Common Shares. The placement agent is not purchasing or selling any of our Common Shares offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding these arrangements.

Investing in our Common Shares involves risks, including those described in the "Risk Factors" section beginning on page S-5 of this prospectus supplement and the section captioned "Item 1A—Risk Factors" in our most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Total
Pulic Offering Price	$4.00	$6,750,000
Placement Agent’s Fees (1)	$0.28	$472,500
Proceeds to Us (Before Expenses)	$3.72	$6,277,500

(1) We have agreed to pay the placement agent an aggregate cash placement fee equal to 7.0% of the gross proceeds in this offering from sales arranged by the placement agent (or 3.5% in the case of sales to investors introduced by the Company, or Company Investors). For additional information on the placement agent’s fees and expense reimbursement, see “Plan of Distribution” beginning on page S-22 of this prospectus supplement.

We anticipate that delivery of the Common Shares will be made on or about July 6, 2016.

Placement Agent

Maxim Group LLC

The date of this prospectus supplement is June 30, 2016

Table of Contents

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under "Where You Can Find Additional Information" on page S-31 of this prospectus supplement. These documents contain information that you should consider when making your investment decision. This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses that we may provide to you in connection with this offering. We have not, and Maxim Group LLC has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, our Common Shares only in jurisdictions where the offers or sales are permitted. The distribution of this prospectus supplement and the offering of the Common Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. When we or Maxim Group LLC deliver this prospectus supplement or the accompanying prospectus or make a sale pursuant to this prospectus supplement or the accompanying prospectus, neither we nor Maxim Group LLC are implying that the information is current as of the date of the delivery or sale.

Unless the context indicates otherwise, as used in this prospectus supplement, the terms "Stellar," "the Company," "our company," "we," "us" and "our" refer to Stellar Biotechnologies, Inc. and its subsidiaries. This prospectus supplement, the accompanying prospectus and the other documents incorporated by reference contain references to our trademarks, service marks and trade names as well as third-party trademarks.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporated by reference. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Shares pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" beginning on page S-5 of this prospectus supplement, the financial statements and related notes and the other information that we incorporate by reference herein, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q we file from time to time.

Stellar Biotechnologies, Inc.

Our Business

We are a biotechnology company engaged in the aquaculture, research and development, manufacture and commercialization of Keyhole Limpet Hemocyanin (“KLH”) protein. KLH is a high molecular weight, immune-stimulating protein with an extensive history (over 40 years) of safe and effective use in immunological applications.

KLH can be used as an active pharmaceutical ingredient (“API”) and combined with a disease-targeting agent to create immunotherapies targeting cancer, immune disorders, Alzheimer’s disease, and inflammatory diseases, or it can be used as a finished, injectable product in the immunodiagnostic market for measuring immune response in patients and research settings. Our mission is to become the world leader in the sustainable manufacture of KLH and use our unique, proprietary methods and intellectual property to serve the growing demand for KLH in immunotherapeutic and immunodiagnostic markets.

Immunotherapies (also known as therapeutic vaccines) involve using the body’s own immune system to target and treat disease. Immunodiagnostics involve assessing the body’s immune status in relation to the effects of a new drug, a disease, or the environment. Our KLH products can be used to stimulate the immune system in both applications.

KLH is refined from the hemolymph of a relatively scarce ocean mollusk, the Giant Keyhole Limpet (Megathura crenulata), which is native only to the rocky Pacific Ocean waters off Southern California and Baja California, Mexico. Based upon our specialized knowledge of aquaculture science and KLH, we have built unique aquaculture, laboratory, and production facilities in Port Hueneme, California, and developed sustainable and commercially viable manufacturing processes to produce KLH using Current Good Manufacturing Practices (“cGMP” or “GMP”). We contract with contract manufacturing organizations (“CMOs”) and contract testing organizations (“CTOs”) for certain steps of the cGMP processing and quality control testing.

Using our proprietary intellectual property and methods related to KLH manufacture, including a patented non-lethal protein extraction process, we are able to raise and sustain commercial-scale colonies of Giant Keyhole Limpets, and extract and purify high quality KLH protein, without relying solely on ocean-harvest techniques. We believe we are positioning our Company to meet the anticipated long-term demand within the pharmaceutical industry for GMP grade KLH by providing a sustainable source for its scalable, controlled, and traceable production.

Our core business is the manufacture and supply of KLH protein under the brand “Stellar KLH™.” We raise Giant Keyhole Limpets in our own land-based aquaculture facilities, extract KLH protein using non-lethal methods, and manufacture and sell GMP and research grade Stellar KLH™ products to third parties. Our products include Stellar KLH™ protein in various grades, formulations and configurations for both preclinical and clinical applications, and certain KLH-based in vitro diagnostic kits for preclinical use. Stellar KLH™ protein can be used as an API for conjugation as a carrier molecule or adjuvant in immunotherapies under development, and as an immune stimulant in immunotoxicology applications. Our customers and partners include multinational biotechnology and pharmaceutical companies, academic institutions, clinical research organizations, and research centers.

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We believe we are the leader in the sustainable manufacture of GMP grade KLH because of our expanding intellectual property portfolio, our achievements in aquaculture science, our KLH production capacity, and our proprietary KLH sustainable manufacturing know-how. The complexity and versatility of the KLH molecule and the growing need for commercial-scale GMP grade KLH provide numerous commercial opportunities for us.

Our strategic objectives are to:

•	Expand our Stellar KLH™ technology portfolio through ongoing research and development and selective acquisitions, while maintaining a strong balance sheet with careful resource management;

•	Pursue opportunities for commercial growth that build on our strengths and core competencies in KLH development and manufacture; and

•	Identify strategic pathways that leverage our Stellar KLH™ products and expertise into immunotherapy and immunodiagnostics solutions.

Corporate Information

We operate through our wholly-owned subsidiary, Stellar Biotechnologies, Inc., a California corporation which was organized on September 9, 1999. We acquired the subsidiary on April 12, 2010 through a reverse merger, began trading on the TSX Venture Exchange under the symbol “KLH” on April 19, 2010, and continued trading on the TSX Venture Exchange until April 8, 2016. We were originally incorporated in Canada on June 12, 2007 under the name China Growth Capital, Inc. and subsequently changed our name to CAG Capital, Inc. on April 15, 2008. We began trading on the TSX Venture Exchange as a Canadian “capital pool company” on August 29, 2008, and continued trading on the TSX Venture Exchange until April 8, 2016. We became a British Columbia corporation on November 25, 2009. Our reverse merger in April 2010 constituted our “qualifying transaction” under Canadian law, at which time we changed our name to Stellar Biotechnologies, Inc. In January 2013, we began trading on the U.S. OTCQB Marketplace Exchange under the symbol “SBOTF” and, on November 5, 2015, our Common Shares began trading on The Nasdaq Capital Market under the symbol “SBOT.”

Our executive offices are located at 332 East Scott Street, Port Hueneme, California 93041. Our phone number is (805) 488-2800. Our website address is http://www.stellarbiotechnologies.com. The contents of our website are not incorporated by reference into this report and you should not consider information provided on our website to be part of this report.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Common Shares offered by us in this offering	1,687,500 Common Shares
Public offering price	$4.00 per share
Common Shares outstanding prior to this offering	8,448,758 Common Shares
Common Shares to be outstanding after this offering	10,136,258 Common Shares
Use of proceeds	We plan to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, and research and development expenses. Please see "Use of Proceeds" on page S-18.
Risk factors	See "Risk Factors" beginning on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors that you should carefully consider before investing in our securities.
Nasdaq Capital Market symbol	“SBOT”
Concurrent Private Placement	In a concurrent private placement, we are selling to purchasers of our Common Shares in this offering a Purchase Warrant to purchase 0.75 of a Common Share for each share purchased in this offering. The Purchase Warrants will be exercisable beginning on the Initial Exercise Date at an exercise price of $4.50 per share and will expire on the fifth anniversary of the Initial Exercise Date. The Purchase Warrants and Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Purchase Warrants and Warrant Shares are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D Rule 506(c). See “Private Placement Transaction and Warrants” on page S-25 of this prospectus supplement.

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Except as otherwise indicated, all information in this prospectus supplement is based on 8,448,758 Common Shares outstanding as of June 15, 2016, and excludes, the Common Shares issuable upon exercise of the Purchase Warrants being offered by us in the concurrent private placement and also excludes the following:

•	598,761 of our Common Shares issuable upon exercise of outstanding warrants, having a weighted average exercise price of $13.33 per share;

•	557,170 of our Common Shares issuable upon exercise of outstanding options, having a weighted average exercise price of CDN$6.99 per share (approximately $5.38 per share using foreign exchange rates at June 30, 2016); and

•	339,830 of our Common Shares reserved for future issuances under our 2013 Fixed Share Option Plan.

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RISK FACTORS

Investors should carefully consider the risks described below and in the filings incorporated by reference before deciding whether to invest in our securities. We expect to update the risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks described below and those described in our filings incorporated by reference are not the only ones we face. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our Common Shares could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference as a result of different factors, including the risks we face described below and those described in the filings incorporated by reference.

Risks Related to the Offering and to Investment in Our Securities

We will have broad discretion over the use of the proceeds to us from this offering and may apply it to uses that do not improve our operating results or the value of our securities.

We will have broad discretion to use the net proceeds to us from this offering, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Although we expect to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, and research and development expenses, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

You will experience immediate and substantial dilution as a result of this offering and further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per share of our Common Shares being offered is expected to be substantially higher than the net tangible book value per share of our Common Shares, you will suffer substantial dilution with respect to the net tangible book value of the Common Shares you purchase in this offering. If we issue additional Common Shares, or securities convertible into or exchangeable or exercisable for Common Shares, our shareholders, including investors who purchase Common Shares in this offering, could experience additional dilution, and any such issuances may result in downward pressure on the price of our Common Shares. See the section entitled "Dilution" on page S-19 of this prospectus supplement for a more detailed discussion of the dilution you will incur in this offering.

The price of our Common Shares may be subject to substantial volatility.

Although our Common Shares are listed on The Nasdaq Capital Market, there can be no assurance that an active public market will be sustained for our Common Shares. If there is a thin trading market or “float” for our Common Shares, the market price for our Common Shares may fluctuate significantly more than the stock market as a whole. Without a large float, our Common Shares would be less liquid than the stock of companies with broader public ownership and, as a result, the trading price of our Common Shares may be more volatile.

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Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Common Shares could fluctuate widely in response to several factors, including:

•	our quarterly or annual operating results;

•	investment recommendations by securities analysts following our business or our industry;

•	additions or departures of key personnel;

•	changes in the business or market perceptions of our competitors;

•	our failure to achieve operating results consistent with securities analysts’ projections;

•	changes in industry, general market or economic conditions; and

•	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent months and years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of our Common Shares could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our share price.

If we cannot meet Nasdaq’s continuing listing requirements and Nasdaq rules, Nasdaq may delist our securities, which could negatively affect our company, the price of our securities and your ability to sell our securities.

On November 3, 2015, our Common Shares were approved for listing on The Nasdaq Capital Market and began trading on November 5, 2015. In order to meet certain initial listing requirements of Nasdaq, on September 2, 2015, we effected a consolidation of our issued and outstanding Common Shares on the basis of one post-consolidation Common Share for every ten pre-consolidation shares. We also amended our Articles to comply with certain corporate governance requirements set forth in the Nasdaq Listing Guide, which amendment was approved at a special meeting of our shareholders. These actions were time consuming and required substantial expense on the part of our Company. Although our shares are currently listed on Nasdaq, in the future, we may not be able to meet the continued listing requirements of Nasdaq, which require, among other things, a minimum bid price of $1.00 per share for Common Shares listed on the exchange. If we are unable to satisfy the Nasdaq criteria for maintaining our listing, our securities could be subject to delisting. Trading of our securities would thereafter be conducted in the over-the-counter market or on the National Association of Securities Dealers Inc.’s “electronic bulletin board.” As a consequence of any such delisting, our shareholders would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of our securities.

We may require additional financing or financings, which would result in substantial dilution to existing shareholders.

We believe our cash and cash equivalents and short-term investments at March 31, 2016 are sufficient to meet estimated working capital requirements and fund planned operations for at least the next 12 months. Notwithstanding the above, we may decide to expand operations, undertake strategic acquisitions or determine some other business need. In such case, we would then seek financing for such events through the sale of additional Common Shares, debt securities or bank loans. Our ongoing research and development activities may be dependent upon our ability to obtain funds, which is expected to include the sale of Common Shares, as well as possible debt financings, joint ventures, or other means. Such sources of financing may not be available on acceptable terms, if at all. Failure to obtain such financing may result in delay or indefinite postponement of research and development of our Stellar KLHTM. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, could result in dilution, possibly substantial, to present and prospective holders of Common Shares and may be on terms less favorable to us.

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We could be deemed a “passive foreign investment company” in the future, which could have negative consequences for U.S. investors.

We would be designated as a “passive foreign investment company”, or a PFIC, under the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, or the Code, if (a) 75% or more of our gross income is “passive income” (generally, dividends, interest, rents, royalties and gains from the disposition of assets producing passive income) in any taxable year, or (b) at least 50% of the average value of our assets produce, or are held for the production of, passive income. If we are designated a PFIC for any taxable year during which a U.S. shareholder holds our Common Shares, it would likely result in materially adverse U.S. federal income tax consequences for such U.S. shareholder, including, but not limited to, any gain from the sale of our Common Shares would be taxed as ordinary income, as opposed to capital gain, and such gain and certain distributions on our Common Shares would be subject to an interest charge, except in certain circumstances. In addition, U.S. shareholders should be aware that there can be no assurances that we would be able to satisfy the record keeping requirements that apply to a PFIC, or that we would supply U.S. shareholders with the information that such U.S. shareholders require to make certain elections available under the Code that are intended to mitigate the adverse tax consequences of the PFIC rules. The PFIC rules are extremely complex. A U.S. shareholder of our Common Shares is encouraged to consult a tax advisor regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Shares.

We are governed by the corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware.

The material differences between the British Columbia Business Corporations Act (the “BCBCA”) as compared to the Delaware General Corporation Law (“DGCL”) which may be of most interest to shareholders include the following: (i) for material corporate transactions (such as amalgamations, other extraordinary corporate transactions, amendments to the notice of articles and amendments to the Articles), the BCBCA generally requires a two-thirds majority vote by shareholders (and, in addition, especially where the holders of a class of shares are being affected differently from others, approval will be required by holders of two-thirds of the shares of such class voting in a meeting called for that purpose), whereas the DGCL generally only requires a majority vote of shareholders for similar material corporate transactions; (ii) quorum for shareholders meetings is not prescribed under the BCBCA and is only 33-1/3% under our Articles; whereas, under the DGCL, quorum requires the holders of a majority of the shares entitled to vote to be present; and (iii) our Articles require a two-thirds majority vote of shareholders to pass a resolution for one or more directors to be removed, whereas the DGCL requires only the affirmative vote of a majority of the shareholders.

Risks Related to an Emerging Growth Company

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and as a result, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We will remain an “emerging growth company” for up to five years, or until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.0 billion in annual revenues; (ii) the date we are deemed a “large accelerated filer” as defined in the Exchange Act, with at least $700 million of equity securities held by non-affiliates; or (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities. We may choose to take advantage of some but not all of these reduced reporting burdens.

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For so long as we remain an emerging growth company, we will not be required to:

•	have an audited report on our internal control over financial reporting pursuant to Section 404(b);

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

•	submit certain executive compensation matters to shareholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

•	include detailed compensation discussion and analysis in our filings under the Exchange Act, and, instead, may provide a reduced level of disclosure concerning executive compensation.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the extended transition period for complying with new or revised accounting standards.

If we take advantage of any of these reduced reporting burdens in future filings, the information that we provide our security holders may be different than information such security holders might receive from other public companies in which they hold equity interests. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile

Risks Related to Our Business

We have a history of net losses and limited cash flow to sustain our operations.

We currently have limited revenue from product sales of Stellar KLHTM, and anticipate our planned research and development expenditures, as well as our general and administrative expenses, will be greater than our revenues for the foreseeable future. We have incurred net losses of ($2,843,029) in fiscal 2015, ($8,439,523) in fiscal 2014 and ($14,495,779) in fiscal 2013, and as of March 31, 2016, we have an accumulated deficit of ($37,826,128) since inception. To date, we have not paid dividends on our Common Shares and do not anticipate doing so in the foreseeable future. We have historically relied upon the sale of Common Shares to help fund our operations and meet our obligations. Any additional equity financing would cause dilution to current shareholders. If we do not have sufficient capital for our operations, management would be forced to reduce or discontinue our activities, which would have a negative effect on our operations and financial condition.

We depend heavily on the success and market acceptance of Stellar KLHTM and we may never recoup our investment into its research and development.

We have invested a significant portion of our time and financial resources into the development of Stellar KLHTM. We anticipate that in the near term our ability to generate revenues will depend solely on the commercial success of Stellar KLHTM, which depends upon its market acceptance by purchasers in the pharmaceutical market and the future market demand and medical need for products and research utilizing KLH. The degree of market acceptance of Stellar KLHTM depends on a number of factors including: the advantages and disadvantages of Stellar KLHTM as compared to other KLH proteins; our ability to educate the industry about the high quality, sustainable and traceable qualities of Stellar KLHTM; product efficacy; customer service; and the price and demonstrated cost-effectiveness of Stellar KLHTM as compared to our competitors.

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We may not be able to meet demand for KLH from either ocean harvest or internally raised sources.

We are dependent upon a supply of Giant Keyhole Limpets (Megathura crenulata) for KLH production. The range of the Giant Keyhole Limpet in the wild is limited, and due to the lack of a regulated harvest, the wild stocks of Giant Keyhole Limpets are believed to be declining. If the wild stocks are depleted, and our hatchery and aquaculture operations are unable to produce sufficient supplies of captive Giant Keyhole Limpets to meet demand, it would have a negative effect on our operations and financial condition.

Our business is geographically concentrated and if a catastrophic event, such as a hurricane, an earthquake or coastal flooding, were to impact our facilities, our business may be disrupted which could result in serious harm to our business, results of operations and financial condition.

Our aquaculture operations, research and manufacturing facilities, laboratory space, and executive offices are all located in Port Hueneme, California, a coastal city located along the Pacific Ocean. To date, we have conducted all of our aquaculture operations, research and manufacturing at these facilities and there are no backup facilities for any of these operations. In July 2015, we entered into a collaboration agreement with Ostiones Guerrero SA de CV to secure a strategic site in Baja California, Mexico for the development of an additional aquaculture locale and expansion of our KLH production. However, we do not anticipate the site to be available for manufacture and production until 2018. There can be no assurance that these expansion plans will result in successful development of additional sites of research and manufacturing and KLH production outside of our Port Hueneme location. If a hurricane, an earthquake or other natural disaster, including coastal flooding, or a virus affecting our limpet colony, were to impact our facilities, we may be unable to manufacture our KLH products, which would have a serious disruptive impact on our business and a material adverse effect on our results of operations and financial condition. While we carry personal property insurance, such insurance may not be adequate to compensate us for losses from any damage or interruption of our business operations resulting from a hurricane, an earthquake, coastal flooding or other catastrophic event.

Our expansion plans include the design and development of aquaculture infrastructure and KLH production in Mexico which presents substantial risks to our business and personnel. We may never recoup our investment into this location.

We plan to develop an additional aquaculture locale and expand KLH production on leased, undeveloped land in Baja California, Mexico. We are currently engaged in a three-year study to assess the suitability of the site, and to initiate the design, expansion, and development of aquaculture resources and KLH production facilities there. There are certain administrative, legal, governmental and societal risks to operating in Mexico that could adversely impact our ability to expand our operations there. Any one or more of the risks that could adversely affect our ability to successfully implement our expansion and therefore ultimately have a material adverse effect on our business, financial condition and results of operations include, without limitation:

•	regional political and economic instability

•	rate of crime in Mexico;

•	ability to hire and maintain a significant work force;

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•	burdensome and evolving government regulations;

•	cooperation of various departments of the Mexican government in issuing permits, and inspecting our operations on a timely basis;

•	providing adequate security for our employees; and

•	change in the value of the Mexican peso.

We compete with other companies in KLH production and manufacturing that may have greater resources than we do.

We believe we are one of only three companies that are manufacturing KLH starting material for GMP-grade KLH products; however, there are other companies offering clinical- and research-grade KLH products. Of these three companies, we believe we are the only company that offers GMP grade KLH supported by fully traceable manufacturing methods. Our Stellar KLHTM products are similar to KLH-based products produced by other companies. Some of these other companies, both public and private, have greater financial and personnel resources than us, and have greater sales and marketing experience in the industry than us. If they are able to produce and sell KLH products for less than us, it will have a negative effect on our operations and financial position.

We may not be able to manufacture our products in commercial quantities and currently depend on third parties for certain steps in our manufacturing operations, which could prevent us from marketing our products.

We contract with third party vendors (CMOs and CTOs) for certain steps in the manufacture and testing of our products, and may be unable to establish and maintain relationships with qualified manufacturers in order to produce sufficient supplies of our finished products.

We are currently dependent upon a small number of contractors and locations for certain steps in our manufacturing operations, namely fill/finish of vialed products and release testing. We do not currently have backup manufacturing capacity for some of our key products. If we are unable to retain our current contractors, or are unable to obtain new contractors to provide manufacturing services in a timely manner and on similar terms, it will have a negative effect on our operations. Further, these contract manufacturers and testing organizations provide services to many biotechnology and research companies, and such third party contractors may not provide acceptable quality, quantity or costs required by us. In addition, they may not be able to provide the services required on a schedule acceptable to us. These issues may result in us being unable to manufacture our products in the required quantities or at an acceptable cost, which would have a negative effect on our operations and financial condition.

We have been, and expect to continue to be in the future, significantly dependent on collaboration and supply agreements for the development and sales of Stellar KLHTM.

In conducting our research and development and commercialization activities, we currently rely, and expect to continue to rely, on collaboration and supply agreements with third parties, such as contract research organizations, commercial partners, universities, governmental agencies and not-for-profit organizations, for strategic, technological, and financial resources. The inability to secure agreements on acceptable terms, the termination of these relationships, or failure to perform by us or third parties who are subject to regulatory, competitive and other risks, under their respective agreements or arrangements with us, would substantially disrupt or delay our research and development and commercialization activities, including anticipated commercial sales. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

S-10

Our sales in international markets subject us to foreign currency exchange and other risks and costs, which could harm our business.

Substantial portions of our revenues are derived from outside the United States; primarily from Europe and Asia. We anticipate that revenues from international customers will continue to represent a substantial portion of our revenues for the foreseeable future. All our revenues are generated in U.S. dollars. However, if the effective price of our products were to increase as a result of fluctuations in foreign currency exchange rates, demand for our products could decline and adversely affect our results of operations and financial condition.

Our customers face uncertainties related to regulatory approval, which could reduce the market for our products.

A primary market for our Stellar KLHTM products is its use as a component of active immunotherapies under development. The therapeutic drug industry is subject to significant government regulation, and many of the products being developed by our customers that utilize our Stellar KLHTM are not yet approved for commercial sale. Before regulatory approvals for the commercial sale of any products is granted, a drug must be demonstrated through preclinical testing and clinical trials to be safe and effective for their intended use in humans. The process to determine safety and efficacy, including clinical trials, is expensive and prolonged. The time necessary to complete these processes and clinical trials and to submit applications for the regulatory approvals is difficult to predict and is subject to numerous factors, and such clinical trials may not be successful. Larger or later stage clinical trials may not produce the same results as earlier trials. Successful results in clinical trials may not result in regulatory approval, due to certain factors including unacceptable side effects or safety issues. Currently only one of our customers or partners has filed an application in any country for marketing approval of a product encompassing our Stellar KLH™ protein. If regulatory approval is granted for any drug or product that utilizes Stellar KLHTM, it will be subject to ongoing regulatory requirements, which include registration, manufacturing, labeling, advertising and promotion, packaging, distribution, record keeping and reporting, and storage. Manufacturing facilities, both those operated by us and by our contractors, would be subject to continual review and inspection, and failure to meet these regulatory requirements can interrupt, delay, or shut down these facilities. Previously unknown problems may result in regulatory restrictions on such products, including withdrawal from the marketplace. Delays in obtaining regulatory approvals for products developed by our customers that use Stellar KLHTM, or failure to obtain or maintain regulatory approvals altogether, would have a negative effect on market demand for our Stellar KLHTM products, and have a negative effect on our operations and financial condition.

The inability to protect our intellectual property rights could result in competitive harm to our Company.

Our success and ability to maintain our competitive position depends on our ability to protect our intellectual property, including by obtaining patent protection in the United States and other countries, or through protection of our trade secrets, including unpatented know-how, technology and other proprietary information. When appropriate, we seek to protect our proprietary position by filing patent applications in the United States and abroad. If we are unable to protect our intellectual property, whether by obtaining patents or through trade secret protection, our competitors could develop and commercialize products similar or identical to ours.

We may not have adequate remedies for any infringement or funds to take action against those infringing any of our intellectual property rights, or if our trade secrets otherwise become known or independently developed by competitors. There can be no assurance that any current or future patents held, licensed by or applied for by us will be upheld, if challenged, or that the protections afforded will not be circumvented by others. The patent positions of biotechnology and pharmaceutical companies, which often involve licensing agreements, are frequently uncertain and involve complex legal and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued. Consequently, our patents, patent applications and licensed rights may not provide protection against competitive technologies or may be held invalid if challenged or could be circumvented. If we enter litigation in regards to our business or to protect or enforce our patents, it may involve substantial expenditures and require significant management attention, even if we ultimately prevail.

S-11

The patent position of biotechnology companies is generally highly uncertain. The degree of patent protection we require may be unavailable or severely limited in some cases and may not adequately protect our rights, provide sufficient exclusivity, or preserve our competitive advantage. For example:

•	we might not have been the first to invent or the first to file patent applications on the inventions covered by each of our pending patent applications;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	the patents of others may have an adverse effect on our business;

•	any patents we obtain or license from others in the future may not encompass commercially viable products, may not provide us with any competitive advantages or may be challenged by third parties;

•	any patents we have obtained, will obtain or license from others in the future may not be valid or enforceable; and

•	we may not develop additional proprietary technologies that are patentable.

Patents have a limited lifespan. In the United States, the natural expiration of a utility patent typically is generally 20 years after it is filed. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited.

In addition, some of our technologies are not covered by any patent application and we rely instead on confidentiality agreements and trade secret law to protect such intellectual property rights. We require all of our employees and consultants to sign confidentiality agreements. The agreements also oblige our employees, and to the extent practicable, our consultants, and advisors, to assign to us ideas, developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that these agreements will maintain confidentiality, will prevent disclosure, or will protect our proprietary information or intellectual property, or that others will not independently develop substantially equivalent proprietary information or intellectual property.

The failure of our patents, patent applications, applicable intellectual property law or our confidentiality agreements to protect our intellectual property and other proprietary information, including our trade secrets, could have a material adverse effect on our competitive advantages and on our operations and financial position.

Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our products and our technologies.

There are numerous recent changes to the U.S. patent laws and proposed changes to the rules of the United States Patent and Trademark Office (“USPTO”) that may have a significant impact on our ability to obtain and enforce intellectual property rights. In particular, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) was adopted in September 2011. The Leahy-Smith Act includes a number of significant changes to U.S. patent law, including provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. Under the Leahy-Smith Act, the United States transitioned from a “first-to-invent” system to a “first-inventor-to-file” system for patent applications filed on or after March 16, 2013. With respect to patent applications filed on or after March 16, 2013, if we are the first to invent but not the first to file a patent application, we may not be able to fully protect our intellectual property rights and may be found to have violated the intellectual property rights of others if we continue to operate in the absence of a patent issued to us. Many of the substantive changes to patent law associated with the Leahy-Smith Act have recently become effective. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any patents that we issue, all of which could have a material adverse effect on our business and financial condition.

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In addition, patent reform legislation may pass in the future that could lead to additional uncertainties and increased costs surrounding the prosecution, enforcement, and defense of patent applications and any patents we may obtain. Furthermore, the U.S. Supreme Court and the U.S. Court of Appeals for the Federal Circuit have made, and will likely continue to make, changes in how the patent laws of the United States are interpreted. Similarly, foreign courts have made, and will likely continue to make, changes in how the patent laws in their respective jurisdictions are interpreted. We cannot predict future changes in the interpretation of patent laws or changes to patent laws that might be enacted into law by United States and foreign legislative bodies. Those changes may materially affect our patents and patent applications or any patents we may obtain and our ability to obtain and enforce or defend additional patent protection in the future.

We may not be able to adequately protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our products and technologies in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly developing countries, and the breadth of patent claims allowed can be inconsistent. In addition, the laws of some foreign countries may not protect our intellectual property rights to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement on infringing activities is inadequate.

We seek to protect our proprietary position by, among other methods, filing, when possible, U.S. and foreign patent applications relating to our technology, inventions and improvements that are important to our business. We have obtained patent protection for our non-lethal extraction methods of hemocyanin in the United States and other countries. We also rely on trade secrets, know-how, continuing technological innovation, and in-licensing opportunities to develop and maintain our proprietary position.

We plan to file other international patent applications directed to patentable features of our products and technologies from time to time. If patent rights are obtained in foreign jurisdictions, proceedings to enforce such rights could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our pending patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Thus, we may not be able to stop a competitor from marketing and selling in foreign countries products that are the same as or similar to our product.

We may become involved in lawsuits to protect or enforce our patents and patent applications, any patents that may be issued to us or other intellectual property, which could be expensive, time consuming and unsuccessful.

Competitors may infringe our patents or patent applications, or other of our intellectual property. To counter infringement or unauthorized use, we may be required to file infringement or misappropriation claims, which can be expensive and time consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents or claiming that our patents are invalid or unenforceable. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, non-enablement or lack of statutory subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant material information from the USPTO, or made a materially misleading statement, during prosecution. Third parties may also raise similar validity claims before the USPTO in post-grant proceedings such as ex parte reexaminations, inter partes review, or post-grant review, or oppositions or similar proceedings outside the United States, in parallel with litigation or even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. We cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. For any patents and patent applications we may license, we may have limited or no right to participate in the defense of any such patents against challenge by a third party. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of any future patent protection on our products. Such a loss of patent protection could harm our business. In addition, in a patent infringement proceeding, a court may decide that our patent applications or patents, if issued, are invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly, or refuse to stop the other party from using the technology at issue on the grounds that our patent applications do not cover the technology. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly.

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Our trade secrets are difficult to protect and misappropriation could reduce the market for our products.

We may not be able to obtain adequate remedies for the unauthorized use or disclosure of our proprietary information, including our trade secrets. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time consuming, and the outcome is unpredictable. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position could be harmed.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our success will depend, in part, on our ability to operate without infringing the patents and other proprietary intellectual property rights of third parties. This is generally referred to as having the “freedom to operate.” The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. The defense and prosecution of intellectual property claims, interference proceedings and related legal and administrative proceedings, both in the United States and internationally, involve complex legal and factual questions. As a result, such proceedings are lengthy, costly and time-consuming, and their outcome is highly uncertain. We may become involved in protracted and expensive litigation in order to determine the enforceability, scope and validity of the proprietary rights of others, or to determine whether we have the freedom to operate with respect to the intellectual property rights of others.

Patent applications in the United States are, in most cases, maintained in secrecy until approximately 18 months after the patent application is filed. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made. Therefore, patent applications relating to a product or method similar to ours may have already been filed by others without our knowledge. In the event that a third party has also filed a patent application covering our products, methods or other claims, we may have to participate in an adversarial proceeding, such as an interference or derivation proceeding in the USPTO or similar proceedings in other countries, to determine the priority of invention. In the event an infringement claim is brought against us, we may be required to pay substantial legal fees and other expenses to defend such a claim and, if we are unsuccessful in defending the claim, we may be subject to injunctions or damage awards.

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In the future, the USPTO or a foreign patent office may grant patent rights to our claims to third parties. Subject to the issuance of these future patents, the claims of which will be unknown until issued, we may need to obtain a license or sublicense to these rights in order to have the appropriate freedom to further use, develop or commercialize such products or methods. Any required licenses may not be available to us on acceptable terms, if at all. If it is determined that we have infringed an issued patent and do not have the freedom to operate, we could be subject to injunctions, and compelled to pay significant damages, including punitive damages. In any cases where we in-license intellectual property, our failure to comply with the terms and conditions of such licensing agreements could harm our business.

If we become involved in any patent litigation or other legal proceedings, we could incur substantial expense, and the efforts of our technical and management personnel could be significantly diverted. A negative outcome of such litigation or proceedings may expose us to the loss of our proprietary position or to significant liabilities, or require us to seek licenses that may not be available from third parties on commercially acceptable terms, if at all. We may be restricted or prevented from using or developing methods, or manufacturing and selling our products in the event of an adverse determination in a judicial or an administrative proceeding, or if we fail to obtain necessary licenses. Further, even if we are successful in defending against claims of infringement, such litigation could be burdensome and costly, and divert management’s attention away from executing our business plan.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

Certain of our employees were previously employed at other biotechnology or pharmaceutical companies. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise improperly used or disclosed confidential information of these third parties or our employees’ former employers. We may also be subject to claims that former employees, consultants, independent contractors or other third parties have an ownership interest in our patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging our right to and use of confidential and proprietary information. If we fail in defending any such claims, we may lose our rights to such information, in addition to paying monetary damages. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against these claims, litigation could result in substantial cost and be a distraction to our management and employees.

We have limited marketing, sales and distribution experience and capabilities. We will need to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our products.

We currently have limited experience in the marketing, sales and distribution of KLH-based therapeutic or diagnostic products. Depending on market acceptance of our Stellar KLHTM products, we may need to expand our capabilities. We may not be able to establish such additional capabilities in-house, and then will need to enter into agreements with third parties to successfully perform these tasks. If we contract or make arrangements with third parties for the sales and marketing of our products, our revenues will be dependent on the efforts of these third parties, whose efforts may not be successful. If we market any of our products directly, we must either internally develop or acquire a marketing and sales force, which would require substantial resources and management attention.

We rely on the significant experience and specialized expertise of our Chief Executive Officer and other members of our senior management team, and we will need to hire and retain other highly skilled personnel to maintain and grow our business.

Our ability to be successful in the highly competitive biotechnology and pharmaceutical industries depends in large part upon our ability to attract and retain highly qualified managerial, scientific, medical, sales and other personnel. Our performance is substantially dependent on the research and development and business development expertise of Frank Oakes, our President and Chief Executive Officer, and Catherine Brisson, our Chief Operating Officer. We do not have employment agreements currently in effect with Mr. Oakes and Dr. Brisson, and they are free to leave their employment with us at any time.

S-15

There is little possibility that this dependence will decrease in the near term. The loss of the services of Mr. Oakes or Dr. Brisson, or the increased demands placed on our key executives and personnel by our continued growth, could adversely affect our financial performance and our ability to execute our strategies. Our continued success also depends on our ability to attract and retain qualified team members to meet our future growth needs. We may not be able to attract and retain necessary team members to operate our business.

In addition, our future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial and research personnel in all areas within our organization. We plan to continue to grow our business and will need to hire additional personnel to support this growth. We believe that there are only a limited number of individuals with the requisite skills to serve in many of our key positions, and we compete for key personnel with other biotechnology companies, as well as universities and research institutions. It is often difficult to hire and retain these persons, and we may be unable to timely replace key persons if they leave or be unable to fill new positions, as they become available, requiring key persons with appropriate experience. If we fail to attract, integrate and retain the necessary personnel, our ability to maintain and grow our business could suffer significantly.

We are subject to the risk of product liability claims, for which we may not have, or be able to obtain, adequate insurance coverage.

The pharmaceutical industry is subject to product liability claims in the event of adverse effects, even in respect to products that have received regulatory approval for commercial sale. Such claims might be made directly by consumers, healthcare providers or by pharmaceutical companies, or others selling or utilizing our Stellar KLHTM products. Although we currently maintain liability insurance for our products, we may not be able to obtain or maintain sufficient and affordable insurance coverage for all claims that may occur. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. In addition, our inability to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the development and commercial production and sale of our products, which could adversely affect our business, financial condition and results of operations.

We may face environmental risks related to handling regulated substances and hazardous materials.

Our research and clinical development activities, as well as the manufacture of materials and products, are subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens and wastes. We may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and clinical development, both now and in the future, may involve the controlled use of hazardous materials, including but not limited to certain hazardous chemicals. We cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an occurrence, we could be held liable for any damages that result and any such cost of damages or liability could exceed our resources.

We deal with hazardous materials and must comply with environmental, health and safety laws and regulations, which can be expensive and restrict how we do business and/or give rise to significant liabilities.

As we operate a manufacturing facility, we are subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous materials and wastes, and the cleanup of contaminated sites. The cost of compliance with these laws and regulations could be significant. In the event of a violation of these requirements, including from accidental contamination or injury, we could be held liable for damages exceeding our available financial resources. We could be subject to monetary fines, penalties or third party damage claims as a result of violations of such laws and regulations or noncompliance with environmental permits required at our facility. As an operator of real property and a generator of hazardous materials and wastes, we also could be subject to environmental cleanup liability, in some cases without regard to fault or whether we were aware of the conditions giving rise to such liability. In addition, we may be subject to liability and may be required to comply with new or existing environmental laws regulating pharmaceuticals in the environment. Environmental laws or regulations (or their interpretation) may become more stringent in the future. If any such future revisions require significant changes in our operations, or if we engage in the development and manufacturing of new products or otherwise expand our operations requiring new or different environmental controls, we will have to dedicate additional management resources and incur additional expenses to comply with such laws and regulations.

S-16

In the event of an accident, applicable authorities may curtail our use of hazardous materials and interrupt our business operations. In addition, with respect to our manufacturing facility, we may incur substantial costs to comply with environmental regulations and may become subject to the risk of accidental contamination or injury from the use of hazardous materials in our manufacturing process.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements, and are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "may," "seek" and other similar expressions. Forward-looking statements may include, but are not limited to, statements about:

•	our history of net losses;

•	our ability to raise substantial additional capital to finance our planned operations;

•	our ability to gain market acceptance for our current and future Stellar KLHTM products;

•	our ability to protect and maintain our intellectual property and licensing arrangements;

•	our ability to promote, manufacture and sell our products, either directly or through collaborative and other arrangements with third parties; and

•	our ability to attract and retain key personnel.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We discuss many of these risks in greater detail under the heading "Risk Factors" on page S-5 of this prospectus supplement and in our SEC filings. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Common Shares and warrants we are offering will be approximately $6.1 million. Net proceeds are what we expect to receive after deducting placement agent fees and other expenses related to the offering.

We plan to use the net proceeds of this offering for general corporate purposes, which may include working capital, capital expenditures and research and development expenses. We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

PRICE RANGE OF OUR COMMON SHARES

Our Common Shares are traded in the United States on the Nasdaq Capital Market under the symbol “SBOT”. From January 15, 2013 through November 4, 2015, our Common Shares were traded in the United States on the U.S. OTCQB Marketplace Exchange under the symbol “SBOTF.” The following table shows the high and low per share sale prices of our Common Shares for the periods indicated. The prices have been adjusted to reflect the one share for ten shares reverse share split completed on September 2, 2015.

Fiscal Year Ended August 31, 2014	High	Low
First Quarter	$23.00	$11.70
Second Quarter	$19.50	$10.00
Third Quarter	$18.20	$9.30
Fourth Quarter	$23.60	$6.00

Fiscal Year Ending September 30, 2015	High	Low
First Quarter	$15.40	$10.20
Second Quarter	$11.72	$8.50
Third Quarter	$9.15	$6.11
Fourth Quarter (1)	$9.04	$5.30

Fiscal Year Ending September 30, 2016	High	Low
First Quarter (2)	$9.70	$6.15
Second Quarter	$6.93	$4.44
Third Quarter (through June 29, 2016)	$5.68	$2.52

(1)	All prices reflected up to and through the fourth quarter of the fiscal year ended September 30, 2015 reflect prices on the U.S. OTCQB Marketplace Exchange.

(2)	All prices reflected beginning with the first quarter of the fiscal year ended September 30, 2016 reflect prices on the Nasdaq Capital Market. The high and low prices during the first quarter of our fiscal year ending on September 30, 2016 on the U.S. OTCQB Marketplace Exchange were $9.00 and $6.60, respectively.

DIVIDEND POLICY

We have not declared any dividends on our Common Shares since our incorporation and do not anticipate that we will do so in the foreseeable future. Our present policy is to retain future earnings, if any, for use in our operations and the expansion of our business.

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DILUTION

Purchasers of Common Shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate and substantial dilution in the net tangible book value of their Common Shares from the price paid in the offering. Our net tangible book value as of March 31, 2016 was approximately $8,812,641, or $1.04 per Common Share. Net tangible book value per Common Share is determined by dividing our total tangible assets, less total liabilities, by the number of our Common Shares outstanding as of March 31, 2016.

Dilution in net tangible book value per Common Share represents the difference between the amount per Common Share paid by purchasers in this offering and the net tangible book value per share of our Common Shares immediately after this offering. After giving effect to the sale in this offering of 1,687,500 of our Common Shares at the public offering price of $4.00 per Common Share, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2016 would have been approximately $14,875,141, or $1.47 per Common Share. This represents an immediate increase in net tangible book value of $0.43 per Common Share to our existing shareholders and an immediate dilution in net tangible book value of $2.53 per Common Share to investors participating in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share		$4.00
Net tangible book value per Common Share as of March 31, 2016	$1.04
Increase in net tangible book value per Common Share attributable to new investors in this offering	$0.43
As adjusted net tangible book value per Common Share as of March 31, 2016, after giving effect to this offering		$1.47

Dilution in net tangible book value per Common Share to new investors in this offering		$2.53

The number of Common Shares to be outstanding immediately after this offering is based on 8,448,758 of our Common Shares outstanding as of March 31, 2016. The number of Common Shares outstanding as of March 31, 2016, excludes the Common Shares issuable upon exercise of the warrants being offered by us in the concurrent private placement and also excludes the following:

•	598,761 of our Common Shares issuable upon exercise of outstanding warrants, having a weighted average exercise price of $13.33 per share;

•	557,170 of our Common Shares issuable upon exercise of outstanding options, having a weighted average exercise price of CDN$6.99 per share (approximately $5.39 per share using foreign exchange rates at March 31, 2016); and

•	339,830 of our Common Shares reserved for future issuances under our 2013 Fixed Share Option Plan.

To the extent that outstanding options or warrants are exercised, new options or other equity grants are issued under our incentive compensation plan or we otherwise issue additional Common Shares in the future, there will be further dilution to investors participating in this offering.

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DESCRIPTION OF COMMON SHARES

In this offering, we are offering 1,687,500 of our Common Shares.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our memorandum and articles of incorporation, as amended, or Articles, which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General Terms

We are authorized to issue an unlimited number of Common Shares, no par value. As of December 1, 2015, we had 8,448,758 Common Shares outstanding and 24 stockholders of record. Holders of our Common Shares are entitled to one vote per share on all matters to be voted upon by our stockholders. Our Articles do not authorize cumulative voting. A majority of two-thirds of the votes cast is required for the passage of a special resolution or a special separate resolution.

The holders of our Common Shares are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for the payment of dividends, subject to the rights of any series of preferred stock. In the event of a liquidation, dissolution or winding up, the holders of our Common Shares are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of our preferred stock, if any, are entitled. Our Common Shares have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Our Board of Directors

Our Board of Directors currently has six members. Our Articles provide that the number of directors shall be fixed from time to time by resolution adopted by the vote of a majority of the directors then in office. The shareholders entitled to vote at the annual general meeting for the election of directors must elect a board of directors consisting of the number of directors set by the board in accordance with the Articles. All of our directors cease to hold office immediately before the election or appointment of directors, but are eligible for re-election or re-appointment. There are no age limit requirements pertaining to the retirement or non-retirement of directors and a director need not be a shareholder of the Company.

Vacancies and newly created directorships of up to one-third of the number of directors duly elected or appointed may be filled by a majority of the directors then in office, though less than a quorum. Directors may be removed by the affirmative vote of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, cast at a special meeting of the stockholders called for that purpose or by at least a two-thirds majority of the votes cast at the special meeting of the shareholders called for that purpose.

Articles of Incorporation

There are no restrictions under our Articles on the business we may conduct. Under the Articles, any director or senior officer that has a disclosable interest in a contract or transaction into which we have entered or propose to enter is liable to account to us for any profits that accrue to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the British Columbia Business Corporations Act, or “the Act”. A director is not allowed to vote on any transaction or contract with our Company in which he has a disclosable interest unless all directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

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Our directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. We are required to reimburse each director for the reasonable expenses that he or she may incur in and related to our business affairs. Under the Articles, no director or intended director is disqualified by his or her office from contracting with us either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason. If the director performs any professional or other service for us that is, in the opinion of the directors, outside the ordinary duties of a director, he or she may be paid remuneration fixed by the directors, or at the option of the directors, fixed by ordinary resolution, and such remuneration will be in addition to any other remuneration that he or she may be entitled to receive.

Subject to the Act, we must indemnify each eligible party and the heirs and legal personal representatives of each eligible party against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Subject to any restrictions in the Act, we may agree to indemnify and may indemnify any person (including an eligible party) against all eligible penalties and pay expenses incurred in connection with the performance of services by that person on our behalf. Subject to the Act, the failure of any eligible party to comply with the Act or the Articles or, if applicable, any former corporate legislation or former Articles does not, of itself, invalidate any indemnity to which he or she is entitled under the Articles. An “eligible party” is defined under the Act, in relevant part, as anyone who is or was a director, alternate director or officer of our Company; is or was a director, alternate director of an officer of another corporation at a time when the corporation is or was an affiliate of our Company; or upon our request.

Subject to the Act, we may effect the following matters subject to a majority of the stockholder votes cast on the matter (or a resolution of the directors with respect to (c) or (f)): (a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares; (b) increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established; (c) subdivide or consolidate all or any of its unissued, or full paid issued, shares; (d) if we are authorized to issue shares of a class of shares with par value: (1) decrease the par value of those shares; or (2) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares; (e) change all or any of the unissued, or fully paid issued, shares with par value into shares without par value or any of our unissued without par value into shares with par value; (f) alter the identifying name of any of our shares; or (g) otherwise alter our shares or authorized share structure when required or permitted to do so by the Act where it does not specify by a special resolution; and, if applicable, alter our Articles accordingly. Our directors may authorize an alteration to its Notice of Articles in order to change our Company’s name or change any translation of that name.

We are required to hold an annual general meeting once every calendar year at such time (not being more than 15 months after the annual reference date for the preceding calendar year) and at such time and place as may be determined by our directors. Our directors may also, at any time, call a meeting of shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computer Share Investor Services, Inc.

Listing and Quotation

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “SBOT.”

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PLAN OF DISTRIBUTION

Pursuant to a Placement Agency Agreement between us and Maxim Group LLC, dated June 27, 2016, we have engaged Maxim Group LLC to act as the exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the Common Shares we are offering by this prospectus supplement, and is not required to arrange the purchase or sale of any specific number of Common Shares or dollar amount, but the placement agent has agreed to use “reasonable best efforts” to arrange for the sale of the securities offered hereby.

The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

The placement agent proposes to arrange for the sale of the Common Shares we are offering pursuant to this prospectus supplement to one or more investors through a securities purchase agreement directly between the purchasers and us. All of the Common Shares will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our Common Shares, recent trends in such price and other factors. It is possible that not all of the Common Shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the Common Shares will be completed on or around the date indicated on the cover page of this prospectus supplement.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 7% of the gross proceeds in this offering and the concurrent private placement from sales arranged for by the placement agent. In the event any investor is introduced by the Company, which we refer to as a Company Investor, the placement agent’s cash placement fee with respect to proceeds received from a Company Investor will be reduced to 3.5%. The following table shows the per share and total placement agent fee we will pay to the placement agent in connection with the sale of the Common Shares offered hereby, assuming the purchase of all of the securities we are offering.

Per Common Share	$0.28
Total	$472,500

We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fee, will be approximately $215,000. After deducting the placement agent fee due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $6.1 million.

We have granted, upon the closing of the offering with gross proceeds of at least $5 million, the placement agent a right of first refusal to act as lead managing underwriter and book runner for any and all future public and private equity and debt offerings of the Company, any successor or subsidiary of the Company. This right of first refusal extends for twelve months from the date of the commencement of sales of the Common Shares in this offering. We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933. We have also agreed to contribute to payments the placement agent may be required to make in respect to such liabilities.

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Lock-Up Agreement

We have agreed with the purchasers of Common Shares and Purchase Warrants, subject to certain exceptions, not to issue or enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares for 90 days after the closing. This restriction does not apply to the issuance of:

•	Common Shares, options or other equity awards to our employees, officers, consultants, advisors or directors pursuant to any equity-based compensation plan;

•	Common Shares upon the exercise of our warrants issued pursuant to this prospectus supplement;

•	Common Shares upon the exchange, conversion or redemption of securities or the exercise of currently outstanding warrants, options and other rights in effect or outstanding; and

•	securities pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors.

Other Terms

Under the securities purchase agreements, we have agreed with the purchasers of our Common Shares and the Purchase Warrants that for a period of three years following the closing of the offering, we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the securities purchase agreement entered into with each purchaser.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “SBOT”.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by their respective affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s websites and any information contained in any other websites maintained by the placement agent is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and securities purchase agreements. A copy of the placement agency agreement and the form of securities purchase agreement with the investors are included as exhibits to our Current Report on Form 8-K that was previously filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” below.

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Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed their participation in the distribution.

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PRIVATE PLACEMENT TRANSACTION AND WARRANTS

 In a concurrent private placement, we are selling to each of the investors in this offering a Purchase Warrant to purchase 0.75 of a Common Share for each share purchased in this offering.

Each Purchase Warrant will be exercisable beginning on the Initial Exercise Date, which is six months after the date of closing, at an exercise price of $4.50 per share, subject to adjustment. The Purchase Warrants will be exercisable for five years from the Initial Exercise Date, but not thereafter. The Purchase Warrants are callable by the Company after the two-year anniversary of the Issuance Date under certain conditions including the volume weighted average price of the Common Shares exceeding $13.00 for a period of 20 consecutive trading days (the “Measurement Period”). The Company may, within one trading day of the end of such Measurement Period, call for cancellation of all or any portion of the outstanding and unexercised Warrants for consideration equal to $.001 per Warrant Share. Subject to limited exceptions, a holder of Purchase Warrants will not have the right to exercise any portion of its Purchase Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of our Common Shares outstanding immediately after giving effect to such exercise, or the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the Common Shares issuable upon the exercise of the Purchase Warrants will be subject to adjustment in the event of any share dividends and splits, reverse share split, recapitalization, reorganization or similar transaction, as described in the Purchase Warrants.

The Purchase Warrants and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Purchase Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D Rule 506(c).

We have agreed to register for resale the Warrant Shares under the Securities Act within 180 days of entering into the securities purchase agreements with the purchasers of the Purchase Warrants. After the Initial Exercise Date, if and only if there is no effective registration statement registering, or no current prospectus available for, the resale of the Common Shares issuable upon exercise of the Purchase Warrants, the purchasers may exercise the Purchase Warrants by means of a “cashless exercise.”

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CERTAIN TAX MATTERS

United States Federal Income Taxation

As used below, a “U.S. holder” is a beneficial owner of a Common Share that is, for U.S. federal income tax purposes, (i) a citizen or resident alien individual of the United States, (ii) a corporation (or an entity treated as a corporation) created or organized under the law of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a Common Share that is (i) a nonresident alien individual, (ii) a corporation (or an entity treated as a corporation) created or organized in or under the law of a country other than the United States or a political subdivision thereof or (iii) an estate or trust that is not a U.S. Holder. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal tax purposes) is a beneficial owner of a Common Share, the U.S. federal tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of a Common Share that is a partnership and partners in that partnership should consult their own tax advisers regarding the U.S. federal income tax consequences of holding and disposing of Common Shares. We have not sought a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. This discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income taxation (such as estate or gift tax laws), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

GIVEN THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Taxation of Dividends

U.S. Holders. In general, subject to the passive foreign investment company rules discussed below, a distribution on a Common Share will constitute a dividend for U.S. federal income tax purposes to the extent that it is made from a corporation’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds the current and accumulated earnings and profits of the distributing corporation, it will generally be treated as a non-taxable reduction of basis to the extent of the U.S. holder’s tax basis in the Common Share on which it is paid, and to the extent it exceeds that basis it will be treated as capital gain. The Company has not and does not plan to maintain calculations of earnings and profits under U.S. federal income tax principles. Accordingly, it is unlikely that U.S. holders will be able to establish that a distribution by the Company is in excess of its current and accumulated earnings and profits (as computed under U.S. federal income tax principles). Therefore, a U.S. holder should expect that a distribution by the Company will generally be taxable in its entirety as a dividend to U.S. holders for U.S. federal income tax purposes even though the distribution may be treated in whole or in part as a non-taxable distribution for Canadian tax purposes.

The gross amount of any dividend on a Common Share (which will include the amount of any Canadian taxes withheld with respect to such dividend) generally will be subject to U.S. federal income tax as foreign source dividend income, and will not be eligible for the corporate dividends received deduction. The amount of a dividend paid in Canadian dollars will be its value in U.S. dollars based on the prevailing spot market exchange rate in effect on the day the U.S. holder receives the dividend. A U.S. holder will have a tax basis in any distributed Canadian dollars equal to their U.S. dollar value on the date of receipt, and any gain or loss realized on a subsequent conversion or other disposition of such Canadian dollars generally will be treated as U.S. source ordinary income or loss. If dividends paid in Canadian dollars are converted into U.S. dollars on the date they are received by a U.S. holder, the U.S. holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

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Subject to certain exceptions for short-term and hedged positions, as well as the passive foreign investment rules, a dividend that a non-corporate holder receives on a Common Share will generally be subject to a maximum federal income tax rate of 20% if the dividend is a “qualified dividend.” A dividend on a Common Share will be a qualified dividend if (i) either (a) the Common Shares are readily tradable on an established market in the United States or (b) we are eligible for the benefits of a comprehensive income tax treaty with the United States that the Secretary of the Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program, and (ii) we were not, in the year prior to the year the dividend was paid, and are not, in the year the dividend is paid, a passive foreign investment company (“PFIC”). The Common Shares are listed on The Nasdaq Capital Market which should be treated as an established securities market in the United States. In any event, the U.S. Canada Income Convention (the “Treaty”) satisfies the requirements of clause (i)(b), the Company is incorporated in and tax resident of Canada and should be entitled to the benefits of the Treaty. Based on our audited financial statements, income tax returns and relevant market and shareholder data, we believe that we likely will not be classified as a PFIC in the September 30, 2015 or August 31, 2014 taxable years. There can be no assurance, however, that the Company will not be considered to be a PFIC for any particular year in the future because PFIC status is factual in nature, depends upon factors not wholly within the Company’s control, generally cannot be determined until the close of the taxable year in question, and is determined annually. Accordingly, no assurance can be made that a dividend paid, if any, would be a “qualified dividend.” In addition, as described in the section below entitled “Passive Foreign Investment Company Rules,” if we were a PFIC in a year while a U.S. holder held a Common Share, and if the U.S. holder has not made a qualified electing fund election effective for the first year the U.S. holder held the Common Share, the Common Share remains an interest in a PFIC for all future years or until such an election is made. The IRS takes the position that such rule will apply for purposes of determining whether a Common Share is an interest in a PFIC in the year a dividend is paid or in the prior year, even if we do not satisfy the tests to be a PFIC in either of those years. Even if dividends on the Common Shares would otherwise be eligible for qualified dividend treatment, in order to qualify for the reduced qualified dividend tax rates, a non-corporate holder must hold the Common Share on which a dividend is paid for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, disregarding for this purpose any period during which the non-corporate holder has an option to sell, is under a contractual obligation to sell or has made (and not closed) a short sale of substantially identical stock or securities, is the grantor of an option to buy substantially identical stock or securities or, pursuant to Treasury regulations, has diminished such holder’s risk of loss by holding one or more other positions with respect to substantially similar or related property. In addition, to qualify for the reduced qualified dividend tax rates, the non-corporate holder must not be obligated to make related payments with respect to positions in substantially similar or related property. Payments in lieu of dividends from short sales or other similar transactions will not qualify for the reduced qualified dividend tax rates.

A non-corporate holder that receives an extraordinary dividend (generally, any dividend that is in excess of 10% of the holder's adjusted basis in the Common Share on which the dividend is paid) that is eligible for the reduced qualified dividend rates must treat any loss on the sale of the Common Share as a long-term capital loss to the extent of the dividend. For purposes of determining the amount of a non-corporate holder’s deductible investment interest expense, a dividend is treated as investment income only if the non-corporate holder elects to treat the dividend as not eligible for the reduced qualified dividend tax rates. Special limitations on foreign tax credits with respect to dividends subject to the reduced qualified dividend tax rates apply to reflect the reduced rates of tax.

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The U.S. Treasury has announced its intention to promulgate rules pursuant to which non-corporate holders of stock of non-U.S. corporations, and intermediaries through which the stock is held, will be permitted to rely on certifications from issuers to establish that dividends are treated as qualified dividends. Because those procedures have not yet been issued, it is not clear whether we will be able to comply with them.

Non-corporate holders of Common Shares are urged to consult their own tax advisers regarding the availability of the reduced qualified dividend tax rates with respect to dividends, if any, received on the Common Shares in the light of their own particular circumstances.

Any Canadian withholding tax imposed on dividends received with respect to the Common Shares will be treated as a foreign income tax eligible for credit against a U.S. holder’s U.S. federal income tax liability, subject to generally applicable limitations under U.S. federal income tax law. For purposes of computing those limitations separately under current law for specific categories of income, a dividend generally will constitute foreign source “passive category income” or, in the case of certain holders, “general category income.” A U.S. holder will be denied a foreign tax credit with respect to Canadian income tax withheld from dividends received with respect to the Common Shares to the extent the U.S. holder has not held the Common Shares for at least 16 days of the 30-day period beginning on the date which is 15 days before the ex-dividend date or to the extent the U.S. holder is under an obligation to make related payments with respect to substantially similar or related property. Any days during which a U.S. holder has substantially diminished its risk of loss on the Common Shares are not counted toward meeting the 16-day holding period required by the statute. The rules relating to the determination of the foreign tax credit are complex, and U.S. holders are urged to consult with their own tax advisers to determine whether and to what extent they will be entitled to foreign tax credits as well as with respect to the determination of the foreign tax credit limitation. Alternatively, any Canadian withholding tax may be taken as a deduction against taxable income, provided the U.S. holder takes a deduction and not a credit for all foreign income taxes paid or accrued in the same taxable year. In general, special rules will apply to the calculation of foreign tax credits in respect of dividend income that is subject to preferential rates of U.S. federal income tax.

Non-U.S. Holders. A dividend paid to a non-U.S. holder of a Common Share will generally not be subject to U.S. federal income tax unless the dividend is effectively connected with the conduct of trade or business by the non-U.S. holder within the United States (and is attributable to a permanent establishment or fixed base the non-U.S. holder maintains in the United States if an applicable income tax treaty so requires as a condition for the non-U.S. holder to be subject to U.S. taxation on a net income basis on income from the Common Share). A non-U.S. holder generally will be subject to tax on an effectively connected dividend in the same manner as a U.S. holder. A corporate non-U.S. holder under certain circumstances may also be subject to an additional “branch profits tax,” the rate of which may be reduced pursuant to an applicable income tax treaty.

Taxation of Capital Gains

U.S. Holders. Subject to the passive foreign investment company rules discussed below, on a sale or other taxable disposition of a Common Share, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the U.S. holder’s adjusted basis in the Common Share and the amount realized on the sale or other disposition, each determined in U.S. dollars. Such capital gain or loss will be long-term capital gain or loss if at the time of the sale or other taxable disposition the Common Share has been held for more than one year. In general, any adjusted net capital gain of an individual is subject to a maximum federal income tax rate of 20%. Capital gains recognized by corporate U.S. holders generally are subject to U.S. federal income tax at the same rate as ordinary income. The deductibility of capital losses is subject to limitations.

Any gain a U.S. holder recognizes generally will be U.S. source income for U.S. foreign tax credit purposes, and, subject to certain exceptions, any loss will generally be a U.S. source loss. If a Canadian tax is paid on a sale or other disposition of a Common Share, the amount realized will include the gross amount of the proceeds of that sale or disposition before deduction of the Canadian tax. The generally applicable limitations under U.S. federal income tax law on crediting foreign income taxes may preclude a U.S. holder from obtaining a foreign tax credit for any Canadian tax paid on a sale or other disposition of a Common Share. The rules relating to the determination of the foreign tax credit are complex, and U.S. holders are urged to consult with their own tax advisers regarding the application of such rules. Alternatively, any Canadian tax paid on the sale or other disposition of a Common Share may be taken as a deduction against taxable income, provided the U.S. holder takes a deduction and not a credit for all foreign income taxes paid or accrued in the same taxable year.

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Non-U.S. Holders. A non-U.S. holder will not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of a Common Share unless (i) the gain is effectively connected with the conduct of trade or business by the non-U.S. holder within the United States (and is attributable to a permanent establishment or fixed base the non-U.S. holder maintains in the United States if an applicable income tax treaty so requires as a condition for the non-U.S. holder to be subject to U.S. taxation on a net income basis on income from the Common Share), or (ii) in the case of a non-U.S. holder who is an individual, the holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions apply. Any effectively connected gain of a corporate non-U.S. holder may also be subject under certain circumstances to an additional “branch profits tax,” the rate of which may be reduced pursuant to an applicable income tax treaty.

Passive Foreign Investment Company Rules

A special set of U.S. federal income tax rules applies to a foreign corporation that is a PFIC for U.S. federal income tax purposes. As noted above, based on our audited financial statements, income tax returns, and relevant market and shareholder data, we believe that we likely will not be classified as a PFIC in the September 30, 2015 or August 31, 2014 taxable years. There can be no assurance, however, that the Company will not be considered to be a PFIC for any particular year in the future because PFIC status is factual in nature, depends upon factors not wholly within the Company’s control, generally cannot be determined until the close of the taxable year in question, and is determined annually.

In general, a non-US corporation is a PFIC if in any taxable year either (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the quarterly average value of its assets is attributable to assets that produce or are held to produce “passive income.” In applying these tests, the Company generally is treated as holding its proportionate share of the assets and receiving its proportionate share of the income of any other corporation in which the Company owns at least 25% by value of the shares. Passive income for this purpose generally includes dividends, interest, royalties, rent and capital gains, but generally does not include certain royalties derived in an active business. Passive assets are those assets that are held for production of passive income or do not produce income at all. Thus cash will be a passive asset. Interest, including interest on working capital, is treated as passive income for purposes of the income test. Without taking into account the value of its goodwill, more than 50% of the Company’s assets by value would be passive so that the Company would be a PFIC under the asset test. Based upon its current operations, its goodwill (the value of which should be based upon the Company’s market capitalization) will likely be attributable to its activities that will generate active income and to such extent, should be treated as an active asset. The determination of whether a foreign corporation is a PFIC is a factual determination made annually and is therefore subject to change. Subject to exceptions pursuant to certain elections that generally require the payment of tax, once stock in a foreign corporation is stock in a PFIC in the hands of a particular shareholder that is a United States person, it remains stock in a PFIC in the hands of that shareholder.

If we are treated as a PFIC, contrary to the tax consequences described in “Taxation of Dividends” and “Taxation of Capital Gains” above, a U.S. holder that does not make an election described in the succeeding two paragraphs would be subject to special rules with respect to (i) any gain realized on a sale or other disposition of a Common Share (for purposes of these rules, a disposition of a Common Share includes many transactions on which gain or loss is not realized under general U.S. federal income tax rules) and (ii) any “excess distribution” by the Company to the U.S. holder (generally, any distribution during a taxable year in which distributions to the U.S. holder on the Common Share exceed 125% of the average annual taxable distributions (whether actual or constructive and whether or not out of earnings and profits) the U.S. holder received on the Common Share during the preceding three taxable years or, if shorter, the U.S. holder’s holding period for the Common Share). Under those rules, (i) the gain or excess distribution would be allocated ratably over the U.S. holder’s holding period for the Common Share, (ii) the amount allocated to the taxable year in which the gain or excess distribution is realized would be taxable as ordinary income in its entirety and not as capital gain, would be ineligible for the reduced qualified dividend rates, and could not be offset by any deductions or losses, and (iii) the amount allocated to each prior year, with certain exceptions, would be subject to tax at the highest tax rate in effect for that year, and the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each of those years.

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The special PFIC rules described above will not apply to a U.S. holder if the U.S. holder makes a timely election, which remains in effect, to treat the Company as a “qualified electing fund” (“QEF”) in the first taxable year in which the U.S. holder owns a Common Share and the Company is a PFIC and if the Company complies with certain requirements. Instead, a shareholder of a QEF generally is currently taxable on a pro rata share of the Company’s ordinary earnings and net capital gain as ordinary income and long-term capital gain, respectively. Neither that ordinary income nor any actual dividend from the Company would qualify for the 20% maximum federal income tax rate on dividends described above if the Company is a PFIC in the taxable year the ordinary income is realized or the dividend is paid or in the preceding taxable year. A QEF election cannot be made unless the Company provides U.S. Holders the information and computations needed to report income and gains pursuant to a QEF election. The Company expects that it will not provide this information. It is, therefore, likely that U.S. holders would not be able to make a QEF election in any year we are a PFIC.

In lieu of a QEF election, a U.S. holder of stock in a PFIC that is considered marketable stock could elect to mark the stock to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the stock and the U.S. holder’s adjusted basis in the stock. Losses would be allowed only to the extent of net mark-to-market gain previously included in income by the U.S. holder under the election for prior taxable years. A U.S. holder’s adjusted basis in the Common Shares will be adjusted to reflect the amounts included or deducted with respect to the mark-to-market election. If the mark-to-market election were made, the rules set forth in the second preceding paragraph would not apply for periods covered by the election. A mark-to-market election will not apply during any later taxable year in which the Company does not satisfy the tests to be a PFIC. In general, the Common Shares will be marketable stock if the Common Shares are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter on a national securities exchange that is registered with the SEC or on a designated national market system or on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. Under current law, the mark-to-market election may be available to U.S. holders of Common Shares because the Common Shares are listed on The Nasdaq Capital Market and the TSX Venture Exchange (at least one of which should constitute a qualified exchange for this purpose), although there can be no assurance that the Common Shares will be “regularly traded” for purposes of the mark-to-market election.

If we are treated as a PFIC, each U.S. holder generally will be required to file a separate annual information return with the United States Internal Revenue Service (IRS) with respect to the Company (and any lower-tier PFICs). A failure to file this return will suspend the statute of limitations with respect to any tax return, event, or period to which such report relates (potentially including with respect to items that do not relate to a U.S. holder’s investment in the Common Shares). Given the complexities of the PFIC rules and their potentially adverse tax consequences, U.S. holders of Common Shares are urged to consult their tax advisers about the PFIC rules.

Medicare Surtax on Net Investment Income

Non-corporate U.S. Holders whose income exceeds certain thresholds generally will be subject to 3.8% surtax on their “net investment income” (which generally includes, among other things, dividends on, and capital gain from the sale or other taxable disposition of, the Common Shares). Absent an election to the contrary, if a QEF election is available and made, QEF inclusions will not be included in net investment income at the time a U.S. Holder includes such amounts in income, but rather will be included at the time distributions are received or gains are recognized. Non-corporate U.S. Holders should consult their own tax advisors regarding the possible effect of such tax on their ownership and disposition of the Common Shares, in particular the applicability of this surtax with respect to a non-corporate U.S. Holder that makes a QEF or mark-to-market election in respect of their Common Shares.

S-30

Information Reporting and Backup Withholding

Dividends paid on, and proceeds from the sale or other disposition of, a Common Share to a U.S. holder generally may be subject to information reporting requirements and may be subject to backup withholding unless the U.S. holder provides an accurate taxpayer identification number or otherwise establishes an exemption. The amount of any backup withholding collected from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided certain required information is furnished to the Internal Revenue Service. A non-U.S. holder generally will be exempt from these information reporting requirements and backup withholding tax but may be required to comply with certain certification and identification procedures in order to establish its eligibility for exemption.

Under U.S. federal income tax law and U.S. Treasury Regulations, certain categories of U.S. holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. U.S. holders are urged to consult with their own tax advisors concerning such reporting requirements.

Reporting Obligations of Individual Owners of Foreign Financial Assets

Section 6038D of the Code generally requires U.S. individuals (and possibly certain entities that have U.S. individual owners) to file IRS Form 8938 if they hold certain “specified foreign financial assets,” the aggregate value of which exceeds $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-US. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. Persons who are required to report foreign financial assets and fail to do so may be subject to substantial penalties.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by McMIllan LLP, Vancouver, British Columbia, and certain other matters related to the laws of the United States will be passed upon for us by Greenberg Traurig, LLP, Boston, Massachusetts. Certain matters will be passed upon for Maxim by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2015 and 2014, and August 31, 2014, and for the fiscal year ended September 30, 2015, the one month ended September 30, 2014, and the fiscal year ended August 31, 2014, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 30, 2015 have been so incorporated in reliance on the report of Moss Adams LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended (“Exchange Act”). These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC. Reports, proxy statements and other information filed by us with the SEC can also be obtained on our website at http://www.stellarbiotechnologies.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus, any prospectus supplement or any free-writing prospectus authorized by us.

S-31

You should rely only on the information provided in, and incorporated by reference in, this prospectus supplement and the accompanying prospectus and the registration statement. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any state where the offer is not permitted. The information contained in documents that are incorporated by reference in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not "filed" pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed on December 14, 2015;

•	our Quarterly Reports on Form 10-Q, filed on February 8 and May 9, 2016;

•	our Current Reports on Form 8-K filed on October 27, October 30, November 3, and November 5, 2015 and on January 20, March 18, March 22, March 23, March 29, May 17, May 23, May 25 and June 30, 2016;

•	our Definitive Proxy Statement on Schedule 14A, filed on January 25, 2016; and

•	the description of our Common Shares and warrants contained in our Registration Statement on Form S-3, filed with the SEC on April 23, 2015.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

S-32

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

Requests for such documents should be directed to:

Stellar Biotechnologies, Inc.
332 E. Scott Street
Port Hueneme, California 93041
Attn: Corporate Secretary
(805) 488-2800

S-33

PROSPECTUS

STELLAR BIOTECHNOLOGIES, INC.

$100,000,000

Common Shares

Warrants

Units

Stellar Biotechnologies, Inc. may offer, issue and sell, from time to time, in one or more transactions up to $100,000,000 aggregate dollar amount of common shares, warrants to purchase common shares, units that include any of these securities and any combination of the foregoing to investors in the United States or elsewhere. This prospectus provides you with a general description of the securities we may offer and certain other information about our company. We may offer these securities in amounts, at prices and on terms determined at the time of offering.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus to the extent required by applicable law. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free-writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free-writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

We may sell the securities directly to you, through agents we select from time to time, or to or through underwriters and dealers we select, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If we use agents, underwriters or dealers to sell the securities, we will name them and describe any applicable fees, commissions, discounts and over-allotment options in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are an “emerging growth company” as defined under the JOBS Act and are organized under the laws of British Columbia. Our common shares are listed on the TSX Venture Exchange in Canada and trade under the symbol “KLH.” Our common shares are also quoted on the OTCQB Marketplace under the symbol “SBOTF.” If we decide to seek a listing of any securities offered by this prospectus on any other exchange or market, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

On April 21, 2015, the last reported sales price of our common shares on the TSX Venture Exchange was CDN$1.01 per share (or the equivalent of US$0.83 per share on such date).

As of March 31, 2015, the aggregate market value of our outstanding common shares held by non-affiliates was approximately US$63,817,739, which was calculated based on 79,546,650 common shares outstanding as of that date, of which 71,705,325 common shares were held by non-affiliates, and a price per share of US$0.89, which was the equivalent of the last reported sales price of our common shares on the TSX Venture Exchange of CDN$1.12 per share on such date. Pursuant to General Instruction I.B.6 of Form S-3, as long as the aggregate market value of our common shares held by non-affiliates remains below US$75.0 million, we will not, during any 12 calendar month period, sell the securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common shares held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 14.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2015.

* * * * * * * * * * * * * * * * *

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free-writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement, any related free-writing prospectus authorized by us, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered, to the extent required by applicable law. We may also authorize one or more free-writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add to, update or change in any prospectus supplement (and in any related free-writing prospectus that we may authorize be provided to you) any of the information in this prospectus or update or change information contained in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement (or any free-writing prospectus that we may authorize be provided to you), you should rely on the information in the prospectus supplement (or such free-writing prospectus). You should read carefully this prospectus, any applicable prospectus supplement and any related free-writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free-writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted.

The information appearing in this prospectus, any applicable prospectus supplement or any related free-writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free-writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, you should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

ii

In this prospectus, except as otherwise indicated, “Stellar,” the “Company,” “we,” “our,” and “us” refer to Stellar Biotechnologies, Inc. and its subsidiary. Trademarks and trade names owned by Stellar include, but may not be limited to, “Stellar Biotechnologies,” “Stellar KLH™,” “KLH Site™,” “Powering and Improving Immunotherapy™,” and the Stellar logo. Other product and brand names may be trademarks or registered trademarks of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended (“Exchange Act”). These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC. Reports, proxy statements and other information filed by us with the SEC can also be obtained on our website at http://www.stellarbiotechnologies.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus, any prospectus supplement or any free-writing prospectus authorized by us.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements may include, without limitation, statements about projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; our market opportunities, strategies, competition; and our expected activities. At times, these statements may be identified by the use of words such as “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks described under the section entitled “Risk Factors” included elsewhere in this prospectus.

Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update or revise the forward-looking statements included in this registration statement, whether as a result of new information, future events or otherwise, after the date of this registration statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended August 31, 2014, filed with the SEC on November 14, 2014; and Amendment No. 1 thereto, filed with the SEC on November 21, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, filed with the SEC on February 9, 2015;

•	Definitive Proxy Statement filed with the SEC on January 13, 2015;

•	Current Reports on Form 8-K filed with the SEC on February 9, 2015 and February 18, 2015;

•	The description of our common shares contained in Amendment No. 2 to our Registration Statement on Form 20-F/A, filed with the SEC on July 5, 2012, including any amendment or report filed for the purpose of updating such description.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after April 23, 2015 (the date the initial registration statement was filed with the SEC) but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus shall also be deemed to be incorporated herein by reference, other than information that is furnished but not filed with the SEC under those filings.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to Stellar Biotechnologies, Inc., Attn: Investor Relations, 332 E. Scott Street, Port Hueneme, CA 93041, or by calling (toll free in the U.S.) +1-855-KLH-7555 or calling (collect) +1-805-488-2800.

iv

PROSPECTUS SUMMARY

The Company

Stellar Biotechnologies, Inc. (“Stellar,” the “Company,” “we,” “our” and “us”) is a biotechnology company engaged in the aquaculture, research and development, manufacture and commercialization of the Keyhole Limpet Hemocyanin (“KLH”) protein. KLH is a high molecular weight, immune-stimulating protein with an extensive history (over 40 years) of safe and effective use in immunological applications.

Our core business is the manufacture and supply of the KLH protein under the brand “Stellar KLH™.” We raise Giant Keyhole Limpets in our own land-based aquaculture facilities, extract KLH protein using non-lethal methods, and manufacture and sell Current Good Manufacturing Practices (“cGMP” or “GMP”) and research-grade Stellar KLH™ products to third parties. Our products include Stellar KLH™ protein in various grades, formulations and configurations for both preclinical and clinical applications, and certain KLH-based in vitro diagnostic kits for preclinical use. Stellar KLH™ protein can be used for therapeutic vaccine conjugation, as a carrier molecule (Active Pharmaceutical Ingredient or “API”) in immunotherapies under development, and as an immune stimulant in immunotoxicology applications. It can be used to create immunotherapies targeting cancer, immune disorders, Alzheimer’s disease, and inflammatory diseases, or it can be used as a finished, injectable product in the immunodiagnostic market for measuring immune response in patients and research settings. Our KLH products can be used to stimulate the immune system in both applications. Our customers and partners include multinational biotechnology and pharmaceutical companies, academic institutions, clinical research organizations, and research centers.

We believe we are the leader in the sustainable manufacture of GMP-grade KLH because of our expanding intellectual property portfolio, our achievements in aquaculture science, our KLH production capacity, and our proprietary KLH sustainable manufacturing know-how. The complexity and versatility of the KLH molecule and the growing need for commercial-scale GMP-grade KLH provide numerous commercial opportunities for us.

KLH is refined from the hemolymph of a relatively scarce ocean mollusk, the Giant Keyhole Limpet (Megathura crenulata), which is native only to the rocky Pacific Ocean waters off Southern California and Baja California, Mexico. Based upon our specialized knowledge of aquaculture science and KLH, we have built unique aquaculture, laboratory, and production facilities in Port Hueneme, California, and developed sustainable and commercially viable manufacturing processes to produce KLH using cGMP. We contract with contract manufacturing organizations (“CMOs”) and contract testing organizations (“CTOs”) for certain steps of the cGMP processing and quality control testing.

Our strategic objectives are to:

•	Expand our Stellar KLH™ technology portfolio through ongoing research and development and selective acquisitions, while maintaining a strong balance sheet with careful resource management;
•	Pursue opportunities for commercial growth that build on our strengths and core competencies in KLH development and manufacture; and
•	Identify strategic pathways that leverage our Stellar KLH™ products and expertise into immunotherapy and immunodiagnostics solutions.

Corporate Information

We were incorporated in Canada in 2007 and we operate through our wholly-owned California subsidiary, Stellar Biotechnologies, Inc., which was founded in 1999 and which we acquired in 2010.

Our common shares are traded on the TSX Venture Exchange under the symbol “KLH” and are quoted on the U.S. OTCQB Marketplace under the symbol “SBOTF.” Our executive offices are located at 332 East Scott Street, Port Hueneme, California 93041.

Our trademarks and trade names include, but may not be limited to, “Stellar Biotechnologies,” “Stellar KLH™,” “KLH Site™,” “Powering and Improving Immunotherapy™,” and the Stellar logo.

1

We are an emerging growth company or “EGC”, as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company for up to five years, or until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (b) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior March 31st, and (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references in this prospectus to “emerging growth company” have the meaning associated with it in the JOBS Act.

Securities that May be Offered

We may offer up to $100,000,000 of common shares, warrants to purchase our common shares, and units of common shares or warrants in any combination in one or more offerings to investors in the United States or elsewhere, subject to compliance with applicable local law. In this prospectus, we refer to the common shares, warrants, and units collectively as “securities.” This prospectus provides you with a general description of the securities we may offer from time to time. A prospectus supplement, which we will provide in connection with each offering of the securities to the extent required by applicable law, will describe the specific amounts, prices and terms of the securities that we offer. We may also authorize one or more free-writing prospectuses to be provided to you that may contain material information relating to these offerings. We will also include in any prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange or quotation system, if any, on which the securities offered are or will be listed or quoted.

This prospectus may not be used to consummate a sale of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

2

OUR BUSINESS

Overview

We are a biotechnology company engaged in the aquaculture, research and development, manufacture and commercialization of the Keyhole Limpet Hemocyanin (“KLH”) protein. KLH is a high molecular weight, immune-stimulating protein with an extensive history (over 40 years) of safe and effective use in immunological applications.

Our core business is the manufacture and supply of the KLH protein under the brand “Stellar KLH™.” We raise Giant Keyhole Limpets in our own land-based aquaculture facilities, extract KLH protein using non-lethal methods, and manufacture and sell Current Good Manufacturing Practices (“cGMP” or “GMP”)- and research-grade Stellar KLH™ products to third parties. Our products include Stellar KLH™ protein in various grades, formulations and configurations for both preclinical and clinical applications, and certain KLH-based in vitro diagnostic kits for preclinical use. Stellar KLH™ protein can be used for therapeutic vaccine conjugation, as a carrier molecule (Active Pharmaceutical Ingredient or “API”) in immunotherapies under development, and as an immune stimulant in immunotoxicology applications. KLH can be used as an API in combination with a disease-targeting agent to create immunotherapies targeting cancer, immune disorders, Alzheimer’s disease, and inflammatory diseases, or it can be used as a finished, injectable product in the immunodiagnostic market for measuring immune response in patients and research settings. Our KLH products can be used to stimulate the immune system in both applications. Our customers and partners include multinational biotechnology and pharmaceutical companies, academic institutions, clinical research organizations, and research centers.

We believe we are the leader in the sustainable manufacture of GMP-grade KLH because of our expanding intellectual property portfolio, our achievements in aquaculture science, our KLH production capacity, and our proprietary KLH sustainable manufacturing know-how. The complexity and versatility of the KLH molecule and the growing need for commercial-scale GMP-grade KLH provide numerous commercial opportunities for us. Our mission is to become the world leader in the sustainable manufacture of KLH and use our unique, proprietary methods and intellectual property to serve the growing demand for KLH in immunotherapeutic and immunodiagnostic markets.

KLH is refined from the hemolymph of a relatively scarce ocean mollusk, the Giant Keyhole Limpet (Megathura crenulata), which is native only to the rocky Pacific Ocean waters off Southern California and Baja California, Mexico. Based upon our specialized knowledge of aquaculture science and KLH, we have built unique aquaculture, laboratory, and production facilities in Port Hueneme, California, and developed sustainable and commercially viable manufacturing processes to produce KLH using cGMP. We contract with contract manufacturing organizations (“CMOs”) and contract testing organizations (“CTOs”) for certain steps of the cGMP processing and quality control testing.

Using our proprietary intellectual property and methods related to KLH manufacture, including a patented non-lethal protein extraction process, we are able to raise and sustain commercial-scale colonies of Giant Keyhole Limpets, and extract and purify high quality KLH protein, without relying solely on ocean-harvest techniques. We believe we are positioning our Company to meet the anticipated long-term demand within the pharmaceutical industry for GMP-grade KLH by providing a sustainable source for its scalable, controlled, and traceable production.

Our strategic objectives are to:

•	Expand our Stellar KLH™ technology portfolio through ongoing research and development and selective acquisitions, while maintaining a strong balance sheet with careful resource management;
•	Pursue opportunities for commercial growth that build on our strengths and core competencies in KLH development and manufacture; and
•	Identify strategic pathways that leverage our Stellar KLH™ products and expertise into immunotherapy and immunodiagnostics solutions.

We operate through our wholly-owned California subsidiary, Stellar Biotechnologies, Inc., which was incorporated on September 9, 1999 and which we acquired on April 12, 2010 through a reverse merger. We were incorporated in Canada on June 12, 2007 under the name China Growth Capital, Inc. and subsequently changed our name to CAG Capital, Inc. on April 15, 2008. Our reverse merger in April 2010 constituted our “qualifying transaction” under Canadian law, at which time we changed our name to Stellar Biotechnologies, Inc. Our common shares began trading on the TSX Venture Exchange under the symbol “KLH” on April 19, 2010 and have been quoted on the U.S. OTCQB Marketplace under the symbol “SBOTF” since January 15, 2013. Our executive offices are located at 332 East Scott Street, Port Hueneme, California 93041. Our phone number is (805) 488-2800. We currently have 23 full-time employees, all of whom (including our executive officers) are based at our facilities in Port Hueneme, California.

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Keyhole Limpet Hemocyanin (KLH)

KLH is regarded throughout the pharmaceutical industry as a potent, immune-stimulating protein that has not been shown to cause adverse immune responses in humans. As an API, KLH is an effective and safe carrier molecule for conjugation to vaccine antigens that are being developed to promote the generation of antibody and cell-mediated immune responses against targeted disease indications such as cancer, immune disorders, Alzheimer’s, and inflammatory diseases. However, the small haptens (partial antigens) and vaccine antigens used to target these diseases are not usually sufficient on their own to stimulate the immune system and therefore, require a carrier molecule or adjuvant in order to be effective. The combination of an antigen against specific pathogenic targets, such as tumors, and over-expressed proteins, conjugated to the immunogenic KLH molecule, is the basis for a promising new class of drugs in development known as active immunotherapies or therapeutic vaccines. Unlike preventative vaccines, active immunotherapies are designed to stimulate the body’s own immune system to generate an immune response to target and attack an existing disease or condition. We believe immunotherapies are, and will continue to be, one of the fastest-growing sectors of pharmaceutical research and development.

Biotechnology and pharmaceutical companies currently have KLH-based active immunotherapies and therapeutic vaccines in clinical development for Crohn’s disease, systemic lupus erythematous, Alzheimer’s disease, lymphoma, metastatic breast cancer, and various other cancers and diseases. As a finished injectable product, KLH has been used extensively by pharmaceutical companies and researchers as a safe, immune-stimulating antigen in drug-screening, drug immunotoxicology, and assessment of immune status. KLH is a standard immunogen in T-Cell Dependent Antibody Response (TDAR), a functional assay, which is widely recognized as a standard test for monitoring the effects of drugs on the immune system.

KLH is a very large, high molecular weight, oxygen-carrying glycoprotein made of millions of atoms. The native molecule is composed of 2 isoforms, KLH1 and KLH2, each composed of ten subunits. The subunits are composed of seven or eight functional units, with each functional unit having an oxygen binding site of two copper atoms. KLH has a distinctive opalescent blue color which is the result of its copper-containing properties. The KLH molecular structure offers numerous sites for conjugation, and can generate multiple product configurations. KLH is a highly effective T-cell dependent carrier protein that induces immune responses via antigen presenting cells. Both the high molecular weight native molecule and subunit forms of KLH have proven to be effective as immune stimulants. While KLH is potently immunogenic, it has not been shown to cause an adverse immune response in humans. Because of its large size, immune-stimulating properties, numerous sites for conjugation, and safety profile, KLH is sought after by researchers and product developers as a vaccine carrier protein. However, due to its exceptional size and complexity, KLH has not been reproduced synthetically and is more efficiently prepared by purification from the natural hemolymph of the Giant Keyhole Limpet.

KLH protein is derived only from the hemolymph of the Giant Keyhole Limpet (Megathura crenulata), which is native only to a limited stretch of the Pacific Ocean coastline along Southern California and Baja California, Mexico. Its natural habitat is the rocky, shallow waters below the low tide line. Historically, suppliers other than us have obtained KLH protein directly from wild and sensitive populations of Giant Keyhole Limpet, and have commonly utilized lethal production processes. We believe that, based on publicly available information and reports, commercial supplies of KLH differ widely in their source, traceability, purity, form, and preparation, as well as in immunogenicity.

We believe highly specialized aquaculture manufacturing methods, like the methods we practice, protect the KLH molecule’s source species and preserve sustainable, scalable supplies of quality KLH protein. The concept of sustainability involves sound, responsible management of environmental resources and, especially where biological systems are concerned, includes protecting native species so that the species thrive and remain diverse and productive over time. Further, we believe that environmentally sound methods associated with professional and specialized aquaculture can minimize variability in KLH products and assure full traceability to their biological source.

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Our Stellar KLH™ Technology

We have committed the past 15 years to the advancement of aquaculture science and KLH production methods, specifically focused on protection of the Giant Keyhole Limpet and the non-harmful extraction of KLH protein. We believe our methods will preserve a sustainable supply of GMP-grade KLH and meet pharmaceutical industry standards for immune response, consistency, purity, and traceability while protecting the natural source species.

We have developed considerable intellectual property related to KLH manufacture and the environmental protection of the Giant Keyhole Limpet including, but not limited to, patents, patent applications and trade secrets related to specialized aquaculture systems and technologies; spawning, selection and maintenance of the species; non-lethal KLH protein extraction methods; and the processing, purification and production of KLH formulations. This core technology is the basis for our belief that we lead the industry in the sustainable manufacture of KLH.

Our Aquaculture Technology & Manufacturing

Our aquaculture technology involves methods we developed and optimized to control the reproduction and growth of the Giant Keyhole Limpet including, but not limited to, culture systems, nutritional requirements, and the recirculation of seawater. We achieved a significant milestone in aquaculture science by developing the capability to sustain the complete life cycle of the Giant Keyhole Limpet. Using our proprietary methods, we can support the marine mollusk from embryo to protein-producing adult. Other KLH suppliers are reliant on scarce, wild populations of limpets. We believe we have the only demonstrated aquaculture system where multiple generations of the Giant Keyhole Limpet are spawned, grown and sustained within a land-based facility, for the purpose of commercial KLH production.

The aquaculture cycle to raise Giant Keyhole Limpets from fertilized eggs to maturity for KLH production is approximately five years, with multiple complex larval and juvenile stages. KLH can be extracted from mature limpets several times per year and, if properly maintained, the average extracted quantity of KLH per year per limpet is predictable and useful in estimating targets for production planning and optimizing the use of the hemolymph. The hemolymph is extracted in a non-harmful manner utilizing our patented methods. Once extracted, the hemolymph is processed through our proprietary methods, which are protected as trade secrets.

We contract with CMOs and CTOs for certain steps of cGMP processing and quality control testing. The services currently performed by these contract vendors include, but may not be limited to, sterile fill/finish and release testing.

Stability studies on our KLH pharmaceutical intermediate (KLH-20B), purified subunit KLH (KLH 20MV), and high molecular weight KLH (KLH 01NV) support shelf lives of 24 months with stability studies currently ongoing for our high molecular weight KLH. KLH pharmaceutical intermediate may be produced “just in time” to fill customer orders or manufactured in advance to allow flexibility in scheduling production of fully purified KLH formulations.

We currently maintain a production inventory of limpets sufficient for an annual capacity of a minimum of 1,500 grams/year of KLH pharmaceutical intermediate, with a projected maximum of 2,000 grams/year. Given sufficient funding to continue scale-up, our projected KLH production capacity is 4-5 kilograms per year within the next four years, and up to 20 kilograms in five to seven years. We have developed a five-year plan to incrementally increase hatchery production of limpets, which will thereby increase our KLH production, in order to meet our customers’ forecasts for their anticipated multi-kilogram KLH requirements during product commercialization and future forecasted KLH requirements.

As a result of these operational capabilities, we believe we will be able to supply GMP-grade KLH in commercial quantities to meet the anticipated long-term demand within the pharmaceutical industry, while protecting the natural source species. We base these beliefs on our intellectual property, achievements in aquaculture science, KLH production capacity, KLH sustainable manufacturing know-how, and survey data used to estimate the population of Giant Keyhole Limpets in the wild.

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Our Facilities

We maintain research and manufacturing facilities directly along the Pacific Ocean with dedicated, land-based aquaculture operations in Port Hueneme, California. Our operations encompass three buildings aggregating approximately 37,000 square feet of aquaculture, manufacturing, and laboratory space in the Port Hueneme Aquaculture Business Park. These facilities are leased from the Port Hueneme Surplus Property Authority under sublease agreements that expire in September 2015 with options to extend the leases for an additional five-year term at our option subject to lease payment revisions based on prevailing market rates.

We carry personal property insurance for our aquaculture operations, research and manufacturing facilities. We also have disaster and emergency response plans in place.

In 2011, we completed a major expansion of our facilities, incorporating significant advances in technology developed by us with support from monetary grants from the National Science Foundation. These advancements included systems for the intensive propagation of the complex larval stages. We believe our waterfront location is a proprietary asset that allows our marine scientists to work in close proximity to naturally resident Giant Keyhole Limpet colonies, and to be at the forefront in developing protective measures and environmentally sound practices for KLH production.

We have developed the capability to support the complete life cycle of the Giant Keyhole Limpet and support multiple generations of limpets grown entirely within our land-based facility. Our aquaculture facility includes, among other specialized infrastructure, systems for spawning, larval development, and maturation of limpets, a fully permitted seawater supply system, recirculating seawater supply systems, environmental controls and regulated seawater return to the ocean. Our facility currently includes 18 production tanks plus 400 individual limpet production modules in two independent closed recirculating aquaculture production systems. Each closed recirculating system is equipped with temperature controlled seawater distribution, filtration and treatment equipment. The facility also contains a fabrication shop for production of equipment and culture apparatus.

Our aquaculture operations were specially developed beginning in the late 1990s for production and research on gastropod mollusks, have been in near continuous operation since that time, and have since been expanded significantly by us for the specialized purpose of conducting the intensive steps required to support the complete life cycle of the Giant Keyhole Limpet and for the commercial production of KLH protein.

In addition to our aquaculture facilities, we currently utilize 4,300 square feet of executive office and laboratory space in Port Hueneme, California under a lease renewed in July 2014 for a two-year term.

Our Stellar KLH™ Products

Our products include Stellar KLH™ protein in various grades, formulations and configurations for both preclinical and clinical applications, and certain KLH-based in vitro diagnostic kits for preclinical use. Stellar KLH™ protein can be used as an API (for therapeutic vaccine conjugation or as a carrier molecule) in immunotherapies under development such as for cancer, immune disorders, Alzheimer’s disease, and inflammatory diseases. Stellar KLH™ protein can also be used as a finished, injectable immune stimulant in immunotoxicology applications. Our customers and partners include multinational biotechnology and pharmaceutical companies, academic institutions, clinical research organizations, and research centers.

We believe our Stellar KLH™ products have advantages over other sources of KLH because:

•	We are able to produce a product that is fully traceable and controlled from native source to finished product, which are important considerations for our pharmaceutical partners.

•	Due to the known origin of material and continuity of data, we believe we are able to create a more consistent, high quality, immunogenic product than other proteins in the market.

•	Our product is supplied in a stabilized, liquid formulation, rather than freeze-dried, and has low endotoxin and bioburden levels.

•	Our viral removal technology in the KLH manufacturing process provides additional assurance of viral clearance.

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•	Our KLH protein is produced using environmentally sound, sustainable practices.

•	Using our proprietary methods, we are able to offer a long-term scalable supply of GMP-grade KLH for commercial use.

Our Stellar KLH™ products include high molecular weight (HMW) and subunit KLH protein in various grades, formulations and configurations, as well as certain in vitro diagnostic kits for preclinical use. Our product offerings and target applications include:

•	Stellar KLH™ Protein for Vaccine Conjugation and as Carrier Molecule in Immunotherapies: Our offerings include GMP-grade subunit and GMP-grade HMW KLH for use as a carrier protein in research and therapeutic vaccine applications.

•	Stellar KLH™ Protein and Test Kits for Immune Function Testing: Our Stellar KLH™ Protein can be used as an immune stimulant for T-Cell Dependent Antibody Response (TDAR) testing. We also offer Stellar KLH™ ELISA assay test kits for the detection of KLH antibodies in preclinical research settings. We launched a line of six Stellar KLH™ ELISA test kits in April 2012.

•	Custom KLH formulations, KLH adjuvants, conjugations and fill finishes for preclinical research and drug development applications.

We currently have limited revenue from sales of our Stellar KLH™ products. Selling prices for Stellar KLH™ protein vary depending on the purity, grade, preparation, and packaging configuration. Product sales are highly dependent upon the rate of development and clinical trials of the active immunotherapies and other technologies being developed by third party customers, which utilize our products. The advancement and commercial success of these third party products is dependent upon many factors, including available capital, trial recruitment, and regulatory review. Revenue from these customers is highly variable, but historically is not subject to seasonal fluctuations.

Revenues from the sale of Stellar KLH™ products were $143,553 in fiscal 2014, $76,055 in fiscal 2013, and $131,825 in fiscal 2012. Contract services revenues related to Stellar KLH™ products were $192,000 in fiscal 2014, $60,000 in fiscal 2013, and $60,000 in fiscal 2012. The geographic breakdown of revenues in fiscal 2014 was 41% Europe, 40% Asia, 14% U.S., and 6% Canada; fiscal 2013 was 84% Europe, 12% U.S., 3% South America and 1% Canada; and fiscal 2012 was 42% Europe and 58% U.S.

Customers

We believe we are one of only three companies known to manufacture starting material (raw hemolymph) for GMP-grade KLH products. Of these three companies, we believe we are the only company that offers GMP-grade KLH supported by fully traceable manufacturing methods. We primarily market and distribute our products directly to biotechnology and pharmaceutical companies, academic institutions, clinical research organizations, and research centers. Products are shipped to our customers from our facilities in Port Hueneme, California using a common carrier chosen by the customer. The geographic markets of our potential customers are principally Europe, the United States and Asia.

The customers that represent 10% or more of our total consolidated revenue in fiscal 2014, 2013 and 2012 are as follows:

Customer	2014	2013	2012

Amaran Biotechnology, Inc.	35%	-	-
Neovacs SA	30%	12%	25%
SAFC, a division of Sigma Aldrich	-	-	35%

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Collaboration and Supply Agreements; Licensing

We have, and intend to continue to enter into, a variety of agreements with third parties that will allow us to collaborate with them in various research activities and to supply Stellar KLH™ in exchange for fees, revenues, or royalties.

Collaboration Agreement

Amaran Biotechnology

In December 2013, we entered into a collaboration agreement with Amaran Biotechnology, Inc., a privately-held Taiwanese biopharmaceuticals manufacturer and a beneficial owner of over 5% of our common shares. Amaran designs, develops, and manufactures active immunotherapies, potentially such as OBI-822, the lead immunotherapy product of OBI Pharma, Inc. An active immunotherapy uses a patient’s own immune system to recognize and mount an attack against the targeted tumor cells. The primary purpose of our collaboration is to develop and evaluate methods for Amaran’s potential manufacture of the OBI-822 active immunotherapy using our GMP-grade Stellar KLH™.

Under the terms of the agreement, which were negotiated at arms’ length, we are responsible for the production and delivery of GMP-grade KLH for evaluation as a potential carrier molecule in the OBI-822 active immunotherapy. We are also responsible for method development, product formulation, and process qualification for certain KLH reference standards. Amaran is responsible for development objectives and product specifications.

The agreement also provides for Amaran to pay us fees for certain expenses and costs associated with the collaboration. Subject to certain conditions and timing, the terms of the collaboration also provide for the possible negotiation of a commercial supply agreement for Stellar KLH™ in the future. However, there can be no assurance that any such negotiations will lead to successful execution of any further agreements related to this collaboration.

Supply Agreements

Supply agreements generally involve a customer’s commitment to purchase our Stellar KLH™ for use as an API in the customer’s own immunotherapy products or as a finished product in their development programs. To date, our Stellar KLH™ protein has been used in research and development, preclinical, and clinical phases but has not yet been used in any commercialized and marketed products.

Neovacs S.A.

In March 2015, we entered into an amended and restated supply agreement with Neovacs S.A. of Paris, France. Neovacs is a biotechnology company developing active immunotherapies with applications in autoimmune and/or inflammatory diseases. The new agreement extends and expands our prior two supply agreements with Neovacs. Stellar KLH™ is a primary component of Neovacs’ proprietary Kinoid immunotherapy technology. The purpose of the agreement is to ensure the continued supply of Stellar KLH™ to Neovacs for use in its Kinoid clinical trials and to support the expected commercial roll-out of an immunotherapy that Neovacs is developing for the treatment of lupus.

Under the terms of the agreement, we will supply GMP-grade Stellar KLH™ to Neovacs for use in its planned Phase II and Phase III clinical trials and for expected commercial manufacturing of its products for up to one year following market approval. We have agreed to supply Stellar KLH™ to Neovacs according to agreed-upon specifications, quantities, and pricing, and to maintain a Drug Master File with the FDA for the KLH product. We have also agreed to provide professional, technical, and regulatory support to Neovacs. The agreement has an initial five-year term, which may be renewed by Neovacs for additional one-year periods.

Araclon Biotech

In November 2014, we entered into a definitive exclusive supply agreement with Araclon Biotech. The purpose of the agreement is to establish the terms for the production and supply of GMP-grade Stellar KLH™ to Araclon for the ongoing clinical development of Araclon’s products and to meet Araclon’s upcoming Phase II and III clinical trial requirements for the use of Stellar KLH™ as a component of Araclon’s beta amyloid peptide, an active immunotherapy being designed to treat Alzheimer’s disease. Araclon is obligated to purchase Stellar KLH™ at agreed-upon prices. We have also agreed to provide manufacturing processes, production capacity and regulatory support to Araclon. The agreement has an initial five-year term, which may be renewed by Araclon for additional one-year periods.

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Exclusive Licensing Rights with Bayer Innovation GmbH

In connection with a prior research collaboration agreement with Bayer Innovation GmbH (“Bayer”), in August 2011 we acquired an exclusive, worldwide sub-licensable and royalty-free license to the technology we developed under collaboration with Bayer for the improved production methodology. The license included a carve-out by Bayer to use the technology in certain non-Hodgkin Lymphoma active immunotherapies, but we may exclusively commercialize the technology in other fields.

Manufacturing and Supply Agreement with Life Diagnostics

In October 2011, we entered into an exclusive manufacturing and supply agreement with Life Diagnostics, Inc., for the development and manufacture Stellar KLH™ brand ELISA test kits for the detection of anti-KLH antibodies in uses by the preclinical immunotoxicity and immunology markets. The agreement also required Life Diagnostics to supply us with Stellar KLH™ brand ELISA test kits at agreed-upon prices.

Research and Development

We are committed to applying our Stellar KLH™ technology to improve immunotherapy and immunodiagnostics, and to protecting the natural resource for KLH. To that end, we are actively engaged in research and development focused primarily on the aquaculture of the Giant Keyhole Limpet, improvements in KLH protein analysis and manufacturing, and new uses for KLH in immunotherapy and immunodiagnostic applications. These activities involve both internal programs and external collaborations with other biopharmaceutical companies or research organizations.

Our internal research includes, among other activities, continual improvement of methods for the culture and growth of Giant Keyhole Limpet, innovations in aquaculture systems and infrastructure, biophysical and biochemical characterization of the KLH molecule, analytical processes to enhance performance of our products, KLH manufacturing process improvements, new KLH formulations, and development of potential new KLH-based opportunities.

Our external collaborations involve both development and evaluation projects, with a number of biopharmaceutical companies and research institutions, for the use of Stellar KLH™ in their programs. We believe that these collaborations provide for strategic, revenue and clinical opportunities for our future business by extending the commercial use of Stellar KLH™ and furthering our understanding of the KLH molecule.

For the years ended August 31, 2014, 2013 and 2012, research and development expense amounted to $2,458,934, $2,018,554 and $2,634,119, respectively. Of these amounts, approximately 64%, 20% and 6% in fiscal 2014, 2013 and 2012, respectively, related to our preclinical internal research on new uses for KLH; specifically, the preclinical testing of a potential KLH-based immunotherapy approach against Clostridium difficile infection (“C. diff”). The remaining amounts related primarily to research and development in aquaculture, improvements in analytical, manufacturing, and purification processes, stability testing, and formulation development. None of these expenses were borne by our customers.

Complementary Research Activities

In July 2013, we acquired the exclusive, worldwide license to certain patented technology for the development of human immunotherapies against C.diff, a highly contagious bacteria spread by human contact, from the University of Guelph, Ontario, Canada (the “Guelph License”). Under the terms of the Guelph License, we have the exclusive rights to develop, manufacture, and sell active immunotherapies to treat C. diff infection that derive from the technology covered by certain of the University’s international patents and patent applications. We have conducted preliminary studies using this technology, and are continuing to evaluate the results of our research and development efforts in this area in line with advancement of our core KLH products.

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The Guelph License agreement required an initial, non-refundable license fee of $25,000, which was paid in fiscal 2013, payment of an aggregate of $200,000 in delayed license fees, which were paid in fiscal 2014, and a license fee of $20,000 to be paid annually thereafter, creditable against royalties due, if any. Royalties are payable for a percentage of related net sales, if any. License fees are also payable for a percentage of related non-royalty sublicensing revenue, if any. No royalties have been paid to date. As additional consideration, we also issued 371,200 common shares and warrants to purchase up to 278,400 of our common shares to the University. The warrants had an exercise price of C$1.25 per share and expired on January 23, 2015 without being exercised. We are also required to pay up to an aggregate of $6,020,000 in milestone payments to the University upon achievement of various financing and development targets up to the first regulatory approval. Remaining milestone payments totaling $57,025,000 are related to achievement of sales targets. We are required to provide regular reports to the University regarding product development efforts, and progress toward meeting certain milestones. A financing milestone was met during fiscal 2014 and, accordingly, we made a milestone payment of $100,000 to the University. No milestones were met during fiscal 2013, and there can be no assurance that any of the remaining milestones will be met in the future.

The Guelph License agreement expires when the last valid patent claim licensed under the agreement expires. Prior to that time, the agreement can be terminated by the University upon certain conditions including: (i) our failure to make any payments or submit any reports when due; (ii) our failure to diligently pursue development or commercialization of the product based upon our reports; (iii) our material breach of any provision of the agreement; or (iv) providing a false report. We will have 30 days after written notice from the University to cure the problem prior to termination of the agreement. We can terminate the agreement with three months’ prior written notice to the University.

Grants

We have historically financed a portion of our operations through the receipt of monetary grants made available through programs funded and administered by various U.S. government entities. These grants offer non-dilutive funding and are intended to foster and promote research and innovation in important scientific and technological projects.

In the most recent three fiscal years, we recognized, through our California subsidiary, an aggregate of $540,222 in funding from the National Science Foundation (“NSF”) Small Business Innovation Research (“SBIR”) grant through the Technology Enhancement for Commercial Partnerships program under Phase II and Phase IIB grants. Our project was entitled “Megathura Crenulata Post Larval Culture - Bottleneck for a Valuable Medical Resource,” and the purpose of the project was to allow for the full implementation of the commercial scale aquaculture systems for KLH production and development of a validated KLH-based immunogenicity assay. Grant revenues were recorded as we fulfilled the grant requirements.

In addition to NSF grants, we also receive grants from time to time for the development of new technology from the National Institutes of Health, National Cancer Institute (“NIH”), the California Technology Investments Program (CalTIP), and Internal Revenue Service (“IRS”) qualifying therapeutic discovery project grants.

Competition

We believe we are one of the world leaders in the manufacture of GMP- and research-grade KLH. We believe we are one of only three companies known to manufacture starting material (raw hemolymph) for GMP-grade KLH products and of these three companies, we believe we are the only company that offers GMP-grade KLH supported by fully traceable manufacturing methods. We compete directly with Biosyn Corporation, a pharmaceutical and biotechnology company which manufactures KLH starting material and offers clinical- and research-grade KLH products. We also compete directly with SAFC, a division of Sigma-Aldrich, which offers clinical- and research-grade KLH products manufactured from its own starting material from ocean harvested limpets and from aquaculture starting material purchased from us. We compete on the basis of: the advantages and disadvantages of Stellar KLHTM as compared to other KLH proteins manufactured by our competitors; our ability to educate the industry about the high quality, sustainable and traceable qualities of Stellar KLHTM; product efficacy; customer service; and the price and demonstrated cost-effectiveness of Stellar KLHTM as compared to our competitors. However, we believe that our proprietary methods and our unique achievement of an aquaculture production system that now supports multiple generations of the Giant Keyhole Limpet will enable us to compete successfully and meet anticipated future demand for KLH in the pharmaceutical industry.

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Intellectual Property and License Agreements

We hold important intellectual property related to KLH development and manufacture and to the environmental protection of the Giant Keyhole Limpet including, but not limited to, patents, and trade secrets related to specialized aquaculture systems and technologies; spawning, selection and maintenance of the Giant Keyhole Limpet; non-lethal KLH protein extraction methods; and the processing, purification and production of KLH formulations. Our proprietary methods also include methods for the control of larval development, metamorphosis and maturation of the Giant Keyhole Limpets, which we protect as trade secrets.

Our success depends in part on our ability to obtain and maintain proprietary protection for our product technology and know-how, to operate without infringing proprietary rights of others, and to prevent others from infringing our proprietary rights. We seek to protect our proprietary position by, among other methods, filing, when possible, U.S. and foreign patent applications relating to our technology, inventions and improvements that are important to our business. We also rely on trade secrets, know-how, continuing technological innovation, and in-licensing opportunities to develop and maintain our proprietary position.

As of March 2015, we have obtained patent protection for our non-lethal extraction methods of hemocyanin in the United States and other countries. We hold one issued patent in the United States, U.S. Patent No. 6,852,338, which currently expires in 2023, and covers a two-step method for obtaining hemolymph from a live gastropod mollusk. This U.S. patent was originally granted to our Chief Executive Officer, Frank Oakes, who assigned the patent to the Company in August 2002. Foreign patent counterparts were granted in Canada, France and Germany.

We have a worldwide exclusive license with the University of Guelph to one issued patent in the United States, U.S. Patent No. 8,597,663, which currently expires in 2030, for certain novel cell surface polysaccharides and their chemical structures and vaccine compositions for the treatment, prevention and diagnosis of C. difficile infection. We also have foreign patent counterparts and foreign patent applications and patents claiming priority therefrom in certain jurisdictions outside the United States, including Europe, Australia, Canada, China, Japan and New Zealand.

The scope of any patent protection may not exclude competitors or provide competitive advantages to us, and any of our patents may not be held valid if subsequently challenged, and others may claim rights in or ownership of our patents and proprietary rights. Furthermore, others may develop products similar to our products and may duplicate any of our products or design around our patents.

Our trademarks include, but may not be limited to, “Powering and Improving Immunotherapy™”, the Stellar logo, “Stellar KLH™” and “KLH Site™”. In addition to patents and trademarks, we rely on trade secrets and other intellectual property laws, nondisclosure agreements and other measures to protect our intellectual property rights. We believe that in order to have a competitive advantage, we must develop and maintain the proprietary aspects of our technologies. We require our employees, consultants and advisors to execute confidentiality agreements in connection with their employment, consulting or advisory relationship with us. We also require our employees, and to the extent practicable, our consultants and advisors with whom we expect to work on our products to agree to disclose and assign to us all inventions made in the course of our working relationship with them, while using our intellectual property or which relate to our business. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to wrongfully obtain or use information that we regard as proprietary.

Government Regulation

Our operations, including our aquaculture and harvesting activities, as well as production operations, site development, and drug research, development and sales, are subject to regulation at the local, state and federal levels by a number of regulatory agencies including, but not limited to, the U.S. Food and Drug Administration, the U.S. Environmental Protection Agency, the U.S. Fish and Wildlife Service, the U.S. Secretary of the Navy, the Regional Water Quality Control Board Los Angeles Region, the California Department of Fish and Wildlife, the California Coastal Commission, the California Air Pollution Control Board, the County of Ventura, and the City of Port Hueneme.

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We are subject to laws and regulations covering clean water and waste discharge, and are required to hold licenses for the aquaculture production and wild harvesting of the Giant Keyhole Limpet. Our aquaculture facility is subject to regulation by the California Department of Fish and Wildlife and the Regional Water Quality Control Board, Los Angeles Region (“Regional Board”). These agencies impose regulations that restrict any activity that could pose a potential risk to the California marine environment including, but not limited to, seawater waste discharge limitations specified in our National Pollution Discharge Elimination Systems (NPDES) permit. In April 2014, we received notification from the Regional Board of its acceptance of our settlement of a claim related to violations of waste discharge requirements for a de minimis amount. Apart from this incident, we have operated in compliance with all environmental regulations imposed by these agencies since the formation of our California subsidiary in 1999.

New Drug Development

Currently, none of our products are subject to approval as a drug by any regulatory authority. However, many of our strategic partners are utilizing Stellar KLH™ in the development of pharmaceuticals that are subject to the regulatory approval process in various jurisdictions.

We have submitted Type II Drug Substance Master Files for both our subunit KLH and HMW KLH to the U.S. Food and Drug Administration (“FDA”) Center for Biologics Evaluation and Research (CBER) and the U.S. FDA Center for Drug Evaluation and Research (CDER). A Master File is a confidential, detailed dossier kept on file at the FDA that contains the proprietary information on the manufacture and safety of a drug component. These files can be used to support the regulatory approval process for customers’ immunotherapy products that use our Stellar KLH™, while allowing us to control access to our manufacturing data.

The regulatory approval process for new drugs under development by our customers is typically long and expensive. Clinical trials that they conduct may not be successful and such products may not receive regulatory approval. Delays by our customers in obtaining or the inability to obtain regulatory approvals for their products that use Stellar KLHTM will have a direct effect on the demand for our products.

Good Manufacturing Practices

The FDA and other regulatory agencies regulate and inspect equipment, facilities and processes used in the manufacture of pharmaceutical and biologic products prior to approving a product. If, after receiving approval from regulatory agencies, a company makes a material change in manufacturing equipment, location or process, additional regulatory review and approval may be required. All facilities and manufacturing techniques used for the manufacture of our products must comply with applicable regulations governing the production of pharmaceutical products known as Current Good Manufacturing Practices, or cGMP.

The FDA and other regulatory agencies also conduct regular, periodic visits to re-inspect equipment, facilities and processes following initial approval of a product. If, as a result of these inspections, it is determined that our equipment, facilities or processes do not comply with applicable regulations and conditions of product approval, regulatory agencies may issue warning or similar letters or may seek civil, criminal, or administrative sanctions against us. To date, we have not been subject to inspection by the FDA or other drug regulatory agencies.

Legal Proceedings

From time to time, we may be involved in legal proceedings, claims and litigation arising in the ordinary course of business, including contract disputes, employment matters and intellectual property disputes. We are not currently a party to any material legal proceedings or claims. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Status as an Emerging Growth Company

We are an emerging growth company or “EGC” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and as a result, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. We will remain an EGC for up to five years, or until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.0 billion in annual revenues; (ii) the date we are deemed a “large accelerated filer” as defined in the Exchange Act, with at least $700 million of equity securities held by non-affiliates; or (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities. We may choose to take advantage of some but not all of these reduced reporting burdens.

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For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of Sarbanes-Oxley;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”), regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

•	submit certain executive compensation matters to shareholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

•	include detailed compensation discussion and analysis in our filings under the Exchange Act, and instead may provide a reduced level of disclosure concerning executive compensation.

In addition, Section 107 of the JOBS Act also provides that an EGC can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the extended transition period for complying with new or revised accounting standards.

If we take advantage of any of these reduced reporting burdens in future filings, the information that we provide our security holders may be different than that of other non-EGC public companies. We cannot predict if investors will find our securities less attractive if we rely on some or all of these exemptions.

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RISK FACTORS

 Investing in our securities involves a high degree of risk. Before making an investment decision to acquire any offered securities pursuant to this prospectus, you should carefully consider the risks and other information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described under the heading “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated herein by reference. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information” included elsewhere in this prospectus.

Risks Related to Our Business

We have a history of net losses and limited cash flow to sustain our operations.

We currently have limited revenue from product sales of Stellar KLHTM, and anticipate our planned research and development expenditures, as well as our general and administrative expenses, will be greater than our revenues for the foreseeable future. We have incurred net losses of ($8,439,523) in fiscal 2014, ($14,495,779) in fiscal 2013 and ($5,529,278) in fiscal 2012, and as of August 31, 2014, we have an accumulated deficit of ($33,620,190) since inception. To date, we have not paid dividends on our common shares and do not anticipate doing so in the foreseeable future. We have historically relied upon the sale of common shares to help fund our operations and meet our obligations. Any future additional equity financing would cause dilution to current shareholders. If we do not have sufficient capital for our operations, management would be forced to reduce or discontinue our activities, which would have a negative effect on our operations and financial condition.

We depend heavily on the success and market acceptance of Stellar KLHTM and we may never recoup our investment into its research and development.

We have invested a significant portion of our time and financial resources into the development of Stellar KLHTM. We anticipate that in the near term our ability to generate revenues will depend solely on the commercial success of Stellar KLHTM, which depends upon its market acceptance by purchasers in the pharmaceutical market and the future market demand and medical need for products and research utilizing KLH. The degree of market acceptance of Stellar KLHTM depends on a number of a factors including: the advantages and disadvantages of Stellar KLHTM as compared to other KLH proteins; our ability to educate the industry about the high quality, sustainable and traceable qualities of Stellar KLHTM; product efficacy; customer service; and the price and demonstrated cost-effectiveness of Stellar KLHTM as compared to our competitors.

We may not be able to meet demand for KLH from either ocean harvest or internally raised sources.

We are dependent upon a supply of Giant Keyhole Limpets (Megathura crenulata) for KLH production. The range of the Giant Keyhole Limpet in the wild is limited, and due to the lack of a regulated harvest, the wild stocks of Giant Keyhole Limpets are believed to be declining. If the wild stocks are depleted, and our hatchery and aquaculture operations are unable to produce sufficient supplies of captive Giant Keyhole Limpets to meet demand, it would have a negative effect on our operations and financial condition.

Our business is geographically concentrated and if a catastrophic event, such as a hurricane, an earthquake or coastal flooding, were to impact our facilities, our business may be disrupted which could result in serious harm to our business, results of operations and financial condition.

Our aquaculture operations, research and manufacturing facilities, laboratory space, and executive offices are all located in Port Hueneme, California, a coastal city located along the Pacific Ocean. We conduct all of our aquaculture operations, research and manufacturing at these facilities and there are no backup facilities for any of these operations. If a hurricane, an earthquake or other natural disaster, including coastal flooding, or a virus affecting our limpet colony, were to impact our facilities, we may be unable to manufacture our KLH products, which would have a serious disruptive impact on our business and a material adverse effect on our results of operations and financial condition. While we carry personal property insurance, such insurance may not be adequate to compensate us for losses from any damage or interruption of our business operations resulting from a hurricane, an earthquake, coastal flooding or other catastrophic event.

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We compete with other companies in KLH production and manufacturing that may have greater resources than we do.

We believe we are one of only three companies of who are manufacturing KLH starting material for GMP- grade KLH products; however, there are other companies offering clinical- and research-grade KLH products. Of these three companies, we believe we are the only company that offers GMP-grade KLH supported by fully traceable manufacturing methods. Our Stellar KLHTM products are similar to KLH-based products produced by other companies. Some of these other companies, both public and private, have greater financial and personnel resources than us, and have greater sales and marketing experience in the industry than us. If they are able to produce and sell KLH products for less than us, it will have a negative effect on our operations and financial position.

We may not be able to manufacture our products in commercial quantities and currently depend on third parties for certain steps in our manufacturing operations, which could prevent us from marketing our products.

We contract with third party vendors (CMOs and CTOs) for certain steps in the manufacture and testing of our products, and may be unable to establish and maintain relationships with qualified manufacturers in order to produce sufficient supplies of our finished products.

We are currently dependent upon a small number of contractors and locations for certain portions of our manufacturing capacity, namely fill/finish of vialed products and release testing. We do not currently have backup manufacturing capacity for some of our key products. If we are unable to retain our current contractors, or are unable to obtain new contractors to provide manufacturing services in a timely manner and on similar terms, it will have a negative effect on our operations. Further, these contract manufacturers and testing organizations provide services to many biotechnology and research companies, and such third party contractors may not provide acceptable quality, quantity or costs required by us. In addition, they may not be able to provide the services required on a schedule acceptable to us. These issues may result in us being unable to manufacture our products in the required quantities or at an acceptable cost, which would have a negative effect on our operations and financial condition.

We have been, and expect to continue to be in the future, significantly dependent on collaboration and supply agreements for the development and sales of Stellar KLHTM.

In conducting our research and development and commercialization activities, we currently rely, and expect to continue to rely, on collaboration and supply agreements with third parties, such as contract research organizations, commercial partners, universities, governmental agencies and not-for-profit organizations, for both strategic and financial resources. The inability to secure agreements on acceptable terms, the termination of these relationships, or failure to perform by us or third parties who are subject to regulatory, competitive and other risks, under their respective agreements or arrangements with us, would substantially disrupt or delay our research and development and commercialization activities, including anticipated commercial sales. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

Our sales in international markets subject us to foreign currency exchange and other risks and costs, which could harm our business.

Substantial portions of our revenues are derived from outside the United States; primarily from Europe and Asia. We anticipate that revenues from international customers will continue to represent a substantial portion of our revenues for the foreseeable future. All our revenues are generated in U.S. dollars. However, if the effective price of our products were to increase as a result of fluctuations in foreign currency exchange rates, demand for our products could decline and adversely affect our results of operations and financial condition.

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Our customers face uncertainties related to regulatory approval, which could reduce the market for our products.

A primary market for our Stellar KLHTM products is the commercial manufacture and sale of active immunotherapies. The therapeutic drug industry is subject to significant government regulation, and many of the products developed by our customers that utilize our Stellar KLHTM are not yet approved for commercial sale. Before regulatory approvals for the commercial sale of any products is granted, a drug must be demonstrated through preclinical testing and clinical trials to be safe and effective for their intended use in humans. The process to determine safety and efficacy, including clinical trials, is expensive and prolonged. The time necessary to complete these processes and clinical trials, and to submit applications for the regulatory approvals is difficult to predict and is subject to numerous factors, and such clinical trials may not be successful. Larger or later stage clinical trials may not produce the same results as earlier trials. Successful results in clinical trials may not result in regulatory approval, due to certain factors including unacceptable side effects or safety issues. Currently only one of our customers or partners has filed an application in any country for marketing approval of a product encompassing our Stellar KLH™ protein. If regulatory approval is granted for any drug or product that utilizes Stellar KLHTM, it will be subject to ongoing regulatory requirements, which include registration, manufacturing, labeling, advertising and promotion, packaging, distribution, record keeping and reporting, and storage. Manufacturing facilities, both those operated by us and by our contractors, would be subject to continual review and inspection, and failure to meet these regulatory requirements can interrupt, delay, or shut down these facilities. Previously unknown problems may result in regulatory restrictions on such products, including withdrawal from the marketplace. Delays in obtaining regulatory approvals for products developed by our customers that use Stellar KLHTM, or failure to obtain or maintain regulatory approvals altogether, would have a negative effect on market demand for our Stellar KLHTM products, and have a negative effect on our operations and financial condition.

The inability to protect our intellectual property rights could result in competitive harm to our Company.

Our success and ability to maintain our competitive position depends on our ability to protect our intellectual property, including by obtaining patent protection in the United States and other countries, or through protection of our trade secrets, including unpatented know-how, technology and other proprietary information. When appropriate, we seek to protect our proprietary position by filing patent applications in the United States and abroad. If we are unable to protect our intellectual property, whether by obtaining patents or through trade secret protection, our competitors could develop and commercialize products similar or identical to ours.

We may not have adequate remedies for any infringement or funds to take action against those infringing any of our intellectual property rights, or if our trade secrets otherwise become known or independently developed by competitors. There can be no assurance that any current or future patents held, licensed by or applied for by us will be upheld, if challenged, or that the protections afforded will not be circumvented by others. The patent positions of biotechnology and pharmaceutical companies, which often involve licensing agreements, are frequently uncertain and involve complex legal and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued. Consequently, our patents, patent applications and licensed rights may not provide protection against competitive technologies or may be held invalid if challenged or could be circumvented. If we enter litigation in regards to our business or to protect or enforce our patents, it may involve substantial expenditures and require significant management attention, even if we ultimately prevail.

The patent position of biotechnology companies is generally highly uncertain. The degree of patent protection we require may be unavailable or severely limited in some cases and may not adequately protect our rights, provide sufficient exclusivity, or preserve our competitive advantage. For example:

•	we might not have been the first to invent or the first to file patent applications on the inventions covered by each of our pending patent applications;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	the patents of others may have an adverse effect on our business;

•	any patents we obtain or license from others in the future may not encompass commercially viable products, may not provide us with any competitive advantages or may be challenged by third parties;

•	any patents we have obtained, will obtain or license from others in the future may not be valid or enforceable; and

•	we may not develop additional proprietary technologies that are patentable.

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Patents have a limited lifespan. In the United States, the natural expiration of a utility patent typically is generally 20 years after it is filed. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited.

In addition, some of our technologies are not covered by any patent application and we rely instead on confidentiality agreements and trade secret law to protect such intellectual property rights. We require all of our employees and consultants to sign confidentiality agreements. The agreements also oblige our employees, and to the extent practicable, our consultants, and advisors, to assign to us ideas, developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that these agreements will maintain confidentiality, will prevent disclosure, or will protect our proprietary information or intellectual property, or that others will not independently develop substantially equivalent proprietary information or intellectual property.

The failure of our patents, patent applications, applicable intellectual property law or our confidentiality agreements to protect our intellectual property and other proprietary information, including our trade secrets, could have a material adverse effect on our competitive advantages and on our operations and financial position.

Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our products and our technologies.

There are numerous recent changes to the U.S. patent laws and proposed changes to the rules of the United States Patent and Trademark Office (“USPTO”) that may have a significant impact on our ability to obtain and enforce intellectual property rights. In particular, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) was adopted in September 2011. The Leahy-Smith Act includes a number of significant changes to U.S. patent law, including provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. Under the Leahy-Smith Act, the United States transitioned from a “first-to-invent” system to a “first-inventor-to-file” system for patent applications filed on or after March 16, 2013. With respect to patent applications filed on or after March 16, 2013, if we are the first to invent but not the first to file a patent application, we may not be able to fully protect our intellectual property rights and may be found to have violated the intellectual property rights of others if we continue to operate in the absence of a patent issued to us. Many of the substantive changes to patent law associated with the Leahy-Smith Act have recently become effective. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any patents that issue, all of which could have a material adverse effect on our business and financial condition.

In addition, patent reform legislation may pass in the future that could lead to additional uncertainties and increased costs surrounding the prosecution, enforcement, and defense of patent applications and any patents we may obtain. Furthermore, the U.S. Supreme Court and the U.S. Court of Appeals for the Federal Circuit have made, and will likely continue to make, changes in how the patent laws of the United States are interpreted. Similarly, foreign courts have made, and will likely continue to make, changes in how the patent laws in their respective jurisdictions are interpreted. We cannot predict future changes in the interpretation of patent laws or changes to patent laws that might be enacted into law by United States and foreign legislative bodies. Those changes may materially affect our patents and patent applications or any patents we may obtain and our ability to obtain and enforce or defend additional patent protection in the future.

We may not be able to adequately protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our products and technologies in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly developing countries, and the breadth of patent claims allowed can be inconsistent. In addition, the laws of some foreign countries may not protect our intellectual property rights to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement on infringing activities is inadequate.

We seek to protect our proprietary position by, among other methods, filing, when possible, U.S. and foreign patent applications relating to our technology, inventions and improvements that are important to our business. We have obtained patent protection for our non-lethal extraction methods of hemocyanin in the United States and other countries. We also rely on trade secrets, know-how, continuing technological innovation, and in-licensing opportunities to develop and maintain our proprietary position.

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We plan to file other international patent applications directed to patentable features of our products and technologies from time to time. If patent rights are obtained in foreign jurisdictions, proceedings to enforce such rights could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our pending patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Thus, we may not be able to stop a competitor from marketing and selling in foreign countries products that are the same as or similar to our product.

We may become involved in lawsuits to protect or enforce our patents and patent applications, any patents that may be issued to us or other intellectual property, which could be expensive, time consuming and unsuccessful.

Competitors may infringe our patents or patent applications, or other of our intellectual property. To counter infringement or unauthorized use, we may be required to file infringement or misappropriation claims, which can be expensive and time consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents or claiming that our patents are invalid or unenforceable. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, non-enablement or lack of statutory subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant material information from the USPTO, or made a materially misleading statement, during prosecution. Third parties may also raise similar validity claims before the USPTO in post-grant proceedings such as ex parte reexaminations, inter partes review, or post-grant review, or oppositions or similar proceedings outside the United States, in parallel with litigation or even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. We cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. For any patents and patent applications we may license, we may have limited or no right to participate in the defense of any such patents against challenge by a third party. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of any future patent protection on our products. Such a loss of patent protection could harm our business. In addition, in a patent infringement proceeding, a court may decide that our patent applications or patents, if issued, are invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly, or refuse to stop the other party from using the technology at issue on the grounds that our patent applications do not cover the technology. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly.

Our trade secrets are difficult to protect and misappropriation could reduce the market for our products.

We may not be able to obtain adequate remedies for the unauthorized use or disclosure of our proprietary information, including our trade secrets. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time consuming, and the outcome is unpredictable. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position could be harmed.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our success will depend, in part, on our ability to operate without infringing the patents and other proprietary intellectual property rights of third parties. This is generally referred to as having the “freedom to operate.” The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. The defense and prosecution of intellectual property claims, interference proceedings and related legal and administrative proceedings, both in the United States and internationally, involve complex legal and factual questions. As a result, such proceedings are lengthy, costly and time-consuming, and their outcome is highly uncertain. We may become involved in protracted and expensive litigation in order to determine the enforceability, scope and validity of the proprietary rights of others, or to determine whether we have the freedom to operate with respect to the intellectual property rights of others.

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Patent applications in the United States are, in most cases, maintained in secrecy until approximately 18 months after the patent application is filed. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made. Therefore, patent applications relating to a product or method similar to ours may have already been filed by others without our knowledge. In the event that a third party has also filed a patent application covering our products, methods or other claims, we may have to participate in an adversarial proceeding, such as an interference or derivation proceeding in the USPTO or similar proceedings in other countries, to determine the priority of invention. In the event an infringement claim is brought against us, we may be required to pay substantial legal fees and other expenses to defend such a claim and, if we are unsuccessful in defending the claim, we may be subject to injunctions or damage awards.

In the future, the USPTO or a foreign patent office may grant patent rights to our claims to third parties. Subject to the issuance of these future patents, the claims of which will be unknown until issued, we may need to obtain a license or sublicense to these rights in order to have the appropriate freedom to further use, develop or commercialize such products or methods. Any required licenses may not be available to us on acceptable terms, if at all. If it is determined that we have infringed an issued patent and do not have the freedom to operate, we could be subject to injunctions, and compelled to pay significant damages, including punitive damages. In any cases where we in-license intellectual property, our failure to comply with the terms and conditions of such licensing agreements could harm our business.

If we become involved in any patent litigation or other legal proceedings, we could incur substantial expense, and the efforts of our technical and management personnel could be significantly diverted. A negative outcome of such litigation or proceedings may expose us to the loss of our proprietary position or to significant liabilities, or require us to seek licenses that may not be available from third parties on commercially acceptable terms, if at all. We may be restricted or prevented from using or developing methods, or manufacturing and selling our products in the event of an adverse determination in a judicial or an administrative proceeding, or if we fail to obtain necessary licenses. Further, even if we are successful in defending against claims of infringement, such litigation could be burdensome and costly, and divert management’s attention away from executing our business plan.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

Certain of our employees were previously employed at other biotechnology or pharmaceutical companies. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise improperly used or disclosed confidential information of these third parties or our employees’ former employers. We may also be subject to claims that former employees, consultants, independent contractors or other third parties have an ownership interest in our patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging our right to and use of confidential and proprietary information. If we fail in defending any such claims, we may lose our rights to such information, in addition to paying monetary damages. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against these claims, litigation could result in substantial cost and be a distraction to our management and employees.

We have limited marketing, sales and distribution experience and capabilities. We will need to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our products.

We currently have limited experience in the marketing, sales and distribution of KLH-based therapeutic or diagnostic products. Depending on market acceptance of our Stellar KLHTM products, we may need to expand our capabilities. We may not be able to establish such additional capabilities in-house, and then will need to enter into agreements with third parties to successfully perform these tasks. If we contract or make arrangements with third parties for the sales and marketing of our products, our revenues will be dependent on the efforts of these third parties, whose efforts may not be successful. If we market any of our products directly, we must either internally develop or acquire a marketing and sales force, which would require substantial resources and management attention.

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We rely on the significant experience and specialized expertise of our Chief Executive Officer and other members of our senior management team, and we will need to hire and retain other highly skilled personnel to maintain and grow our business.

Our ability to be successful in the highly competitive biotechnology and pharmaceutical industries depends in large part upon our ability to attract and retain highly qualified managerial, scientific, medical, sales and other personnel. Our performance is substantially dependent on the research and development and business development expertise of Frank Oakes, our President and Chief Executive Officer, and Catherine Brisson, our Chief Operating Officer. We do not have employment agreements currently in effect with Mr. Oakes and Dr. Brisson, and they are free to leave their employment with us at any time.

There is little possibility that this dependence will decrease in the near term. The loss of the services of Mr. Oakes or Dr. Brisson, or the increased demands placed on our key executives and personnel by our continued growth, could adversely affect our financial performance and our ability to execute our strategies. Our continued success also depends on our ability to attract and retain qualified team members to meet our future growth needs. We may not be able to attract and retain necessary team members to operate our business.

In addition, our future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial and research personnel in all areas within our organization. We plan to continue to grow our business and will need to hire additional personnel to support this growth. We believe that there are only a limited number of individuals with the requisite skills to serve in many of our key positions, and we compete for key personnel with other biotechnology companies, as well as universities and research institutions. It is often difficult to hire and retain these persons, and we may be unable to timely replace key persons if they leave or be unable to fill new positions requiring key persons with appropriate experience. If we fail to attract, integrate and retain the necessary personnel, our ability to maintain and grow our business could suffer significantly.

We are subject to the risk of product liability claims, for which we may not have, or be able to obtain, adequate insurance coverage.

The pharmaceutical industry is subject to product liability claims in the event of adverse effects, even in respect to products that have received regulatory approval for commercial sale. Such claims might be made directly by consumers, healthcare providers or by pharmaceutical companies, or others selling or utilizing our Stellar KLHTM products. Although we currently maintain liability insurance for our products, we may not be able to obtain or maintain sufficient and affordable insurance coverage for all claims that may occur. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. In addition, our inability to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the development and commercial production and sale of our products, which could adversely affect our business, financial condition and results of operations.

We may face environmental risks related to handling regulated substances and hazardous materials.

Our research and clinical development activities, as well as the manufacture of materials and products, are subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens and wastes. We may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and clinical development, both now and in the future, may involve the controlled use of hazardous materials, including but not limited to certain hazardous chemicals. We cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an occurrence, we could be held liable for any damages that result and any such liability could exceed our resources.

We deal with hazardous materials and must comply with environmental, health and safety laws and regulations, which can be expensive and restrict how we do business and/or give rise to significant liabilities.

As we operate a manufacturing facility, we are subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous materials and wastes, and the cleanup of contaminated sites. The cost of compliance with these laws and regulations could be significant. In the event of a violation of these requirements, including from accidental contamination or injury, we could be held liable for damages exceeding our available financial resources. We could be subject to monetary fines, penalties or third party damage claims as a result of violations of such laws and regulations or noncompliance with environmental permits required at our facility. As an operator of real property and a generator of hazardous materials and wastes, we also could be subject to environmental cleanup liability, in some cases without regard to fault or whether we were aware of the conditions giving rise to such liability. In addition, we may be subject to liability and may be required to comply with new or existing environmental laws regulating pharmaceuticals in the environment. Environmental laws or regulations (or their interpretation) may become more stringent in the future. If any such future revisions require significant changes in our operations, or if we engage in the development and manufacturing of new products or otherwise expand our operations requiring new or different environmental controls, we will have to dedicate additional management resources and incur additional expenses to comply with such laws and regulations.

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In the event of an accident, applicable authorities may curtail our use of hazardous materials and interrupt our business operations. In addition, with respect to our manufacturing facility, we may incur substantial costs to comply with environmental regulations and may become subject to the risk of accidental contamination or injury from the use of hazardous materials in our manufacturing process.

Risks Related to an Investment in Our Securities

Trading in our common shares is limited and the price of our common shares may be subject to substantial volatility.

Our common shares trade over-the-counter in the United States on the OTCQB Marketplace under the symbol “SBOTF” and on the TSX Venture Exchange in Canada under the symbol “KLH.” Our common shares can be expected to be subject to volatility in both price and volume arising from market expectations, announcements and press releases regarding our business, and changes in estimates and evaluations by securities analysts or other events or factors. Further, despite the existence of a market for trading our common shares, our shareholders may be unable to sell significant quantities of common shares in the public trading markets without a significant reduction in the price of the stock. Broker-dealers may also decline to trade in OTCQB stocks given the market for such securities is often limited, the stocks are more volatile and the risk to investors is greater. These factors may reduce the potential market for our common shares by reducing the number of potential investors, which may make it more difficult for investors in our common shares to sell shares to third parties or to otherwise dispose of their shares and therefore, reduce our stock price.

We will likely require additional financing or financings, which would result in substantial dilution to existing shareholders.

We will likely require additional funds to meet our future obligations, which may include the sale of additional common shares or debt securities in order to raise sufficient capital to meet our budgeted expenditures and obligations. Management currently estimates that our operations, including research and development, capital expenditures and general and administrative expenses, will require approximately $5.7 million for the next 12 months. We believe our cash and cash equivalents at August 31, 2014 are sufficient to meet estimated working capital requirements and fund planned operations for at least the next 12 months. Notwithstanding the above, we may decide to expand operations, undertake strategic acquisitions or determine some other business need. In such case, we would then seek financing for such events. Our ongoing research and development activities may be dependent upon our ability to obtain funds, which is expected to include the sale of common shares, as well as possible debt financings, joint ventures, or other means. Such sources of financing may not be available on acceptable terms, if at all. Failure to obtain such financing may result in delay or indefinite postponement of research and development of our Stellar KLHTM. Any transaction involving the issuance of previously authorized but unissued shares of common shares, or securities convertible into common shares, could result in dilution, possibly substantial, to present and prospective holders of common shares and may be on terms less favorable to us, if at all.

If an active, liquid trading market for our common shares does not develop, you may not be able to sell your shares quickly or at or above the price you paid for it.

An active and liquid trading market for our common shares has not yet and may not ever develop or be sustained. You may not be able to sell your shares quickly or at or above the price you paid for our stock if trading in our stock is not active.

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“Penny stock” rules may make buying or selling our securities difficult and limit the market for our securities.

Trading in our securities is subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

We could be deemed a passive foreign investment company, which could have negative consequences for U.S. investors.

We could be classified as a “passive foreign investment company” (“PFIC”) under the United States tax code. If we are declared a PFIC, then owners of our common shares who are U.S. taxpayers generally will be required to treat any so-called “excess distribution” received on our common shares, or any gain realized upon a disposition of common shares, as ordinary income and to pay an interest charge on a portion of such distribution or gain, unless the taxpayer makes a qualified electing fund (“QEF”) election or a mark-to-market election with respect to our shares. A U.S. taxpayer who makes a QEF election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are classified as a PFIC, whether or not we distribute any amounts to our shareholders.

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USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including capital expenditures, research and development, and working capital. We may use a portion of our net proceeds to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

We will set forth in a prospectus supplement, when applicable, the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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SELECTED FINANCIAL DATA

Our selected financial data in the table below is derived from our audited financial statements, which are incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended August 31, 2014. Our audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP) for the fiscal years ended August 31, 2014, 2013, and 2012; International Financial Reporting Standards (IFRS) for the fiscal year ended August 31, 2011; and Canadian generally accepted accounting principles (CDN GAAP) for the fiscal year ended August 31, 2010. We adopted IFRS effective September 1, 2010. You should read these selected financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014. The data below for the fiscal years ended August 31, 2011 and 2010 is derived from reconciliations from IFRS and CDN GAAP to US GAAP included in our audited financial statements and incorporated in this prospectus by reference.

Selected Financial Data

Expressed in U.S. dollars

	Year Ended August 31, 2014	Year Ended August 31, 2013	Year Ended August 31, 2012	Year Ended August 31, 2011	Year Ended August 31, 2010
	US GAAP	US GAAP	US GAAP	US GAAP*	US GAAP**

Net revenues	$372,132	$545,469	$286,054	$697,187	$854,837
Net loss	(8,439,523)	(14,495,779)	(5,529,278)	(3,727,773)	(1,067,205)
Net loss per share	(0.11)	(0.28)	(0.13)	(0.10)	(0.07)
Total assets	14,473,962	8,513,358	1,543,878	4,750,651	2,893,074
Long-term obligations	5,352,663	6,835,199	124,141	1,212,115	628,005
Dividends per share	-	-	-	-	-

*    Reflects reconciliations to US GAAP from IFRS.
**  Reflects reconciliations to US GAAP from Canadian GAAP.

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OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors

Set forth below is certain information with respect to our directors, including each director’s name, age as of March 31, 2015, and Committee membership. Each director is elected annually to serve until the annual general and special meeting of shareholders, or until his or her successor is duly elected.

Name	Age	Position(s) Held	Director Since
Gregory Baxter, Ph.D. (1)(2)(3)	55	Director	August 15, 2012
Tessie M. Che, Ph.D.	64	Director	September 25, 2013
David L. Hill, Ph.D. (1)(2)(3)	64	Director	May 17, 2011
Daniel E. Morse, Ph.D.	73	Director	April 9, 2010
Frank R. Oakes	64	President, Chief Executive Officer and Chairman of our Board of Directors	April 9, 2010
Mayank Sampat (1)(2)(3)	59	Director	August 15, 2012

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of the Nominating and Corporate Governance Committee.

Gregory Baxter, Ph.D. has been a director of our Company since August 2012, and serves as chairman of the Nominating and Corporate Governance Committee. Dr. Baxter has served as an executive and scientist for several biotechnology corporations and foundations. Since 2001, he has held the position of Senior Scientist within the Department of Clinical Drug Development for CCS Associates Inc. Dr. Baxter previously served as a Program Director with the National Science Foundation and was also the founder and Chief Science Officer of Hurel Corporation. Prior to his time at Hurel, he was a Senior Scientist at the Cornell Nanoscale Science and Technology Facility and the Biotechnology Liaison for the National Nanofabrication Users Network. He also serves as Adjunct Associate Professor in College of Chemical Engineering at Cornell University and as a member of the Founders Board of Advisors at StartX Stanford Student Startup Accelerator. Dr. Baxter received his B.A. and Ph.D. in Biochemistry/Molecular Biology from University of California, Santa Barbara. Dr. Baxter has extensive scientific, clinical drug development and senior management experience in the pharmaceutical and biotechnology industries.

Tessie M. Che, Ph.D. was appointed a director of our Company as a result of our September 2013 private placement. Dr. Che currently serves as General Manager and Chair of the Board of Directors of Amaran Biotechnology Inc., a privately-held biopharmaceuticals manufacturer based in Taiwan, a position she has held since 2012. She co-founded Optimer Pharmaceuticals Inc. in 1998, and served as Optimer’s Chief Operating Officer and Senior Vice-President of Corporate Affairs from1998 to 2011. During the process development years of Optimer’s flagship drug, DificidTM, Dr. Che built and led the company’s chemistry, manufacturing and quality control (CMC) teams through the successful and cost-effective registration and commercialization of Dificid in the United States, Canada and Europe in 2011. Prior to her founding of Optimer, Dr. Che’s past experience included 20 years in research, management and operations at large companies, including Exxon Mobil Corp., Aventis Pharmaceuticals Inc. and EniChem SpA. She also served as vice president, operations, of M and D Precision Science Group Inc. in 1988, and co-founded Cinogen Pharmaceuticals Inc. (China) serving as vice-president from 1994 to 1996. Cinogen later became a wholly owned subsidiary of Pharmanex Inc., where Dr. Che served as senior director of quality assurance and sourcing. Dr. Che holds bachelor degrees in chemistry from Illinois State University and Fu-Jen Catholic University (Taiwan), a PhD in physical-inorganic chemistry from Brandeis University, and did postdoctoral work at Columbia University. She has authored numerous scientific publications and holds over 20 U.S. patents in material synthesis and applications. Dr. Che currently serves as a director of OBI Pharma USA, a wholly-owned subsidiary of OBI Pharma, Inc., a publicly traded biotechnology corporation in Taiwan. Dr. Che has extensive scientific, operational, manufacturing, quality assurance, product development and senior management experience.

David L. Hill, Ph.D. has been a director of our Company since May 2011, and serves as chairman of the Compensation Committee. He currently serves as Scientific Director for the ART Reproductive Center, Beverly Hills, California, a position he has held since December 1999. He is also an Assistant Clinical Professor in the Dept. of Obstetrics and Gynecology at the David Geffen School of Medicine, University of California, Los Angeles, and a Research Assistant IV at Cedars-Sinai Medical Center, Los Angeles, California. Dr. Hill received his Ph.D. in Biological Sciences from the Department of Pathology, School of Life Sciences, University of Connecticut and completed a Postdoctoral Fellowship at the Dana Farber Cancer Institute through an appointment by the Department of Physiology and Biophysics, Harvard Medical School, Boston, Massachusetts. Dr. Hill has extensive scientific and clinical research experience in our industry.

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Daniel E. Morse, Ph.D. has been a director of our Company since April 2010. Dr. Morse is the Wilcox Professor Emeritus of Molecular Genetics and Biochemistry Biotechnology, Biomolecular Science and Engineering, a position he has held since 2008, and Director of the Marine Biotechnology Center, at the University of California, Santa Barbara, a position he has held since 1986. Previously, he served as Director of the UCSB-MIT-Caltech Institute of Collaborative Biotechnologies from 2003 to 2010, and also served as our Executive Vice-President, Science & Technology from 2010 until December 2011. Dr. Morse is an expert in the structure and function of the KLH molecule and internationally recognized expert in protein chemistry, molecular biology, molluscan reproductive biology, and aquaculture, and has an intimate understanding of our technology.

Frank R. Oakes was appointed our President and Chief Executive Officer and Chairman of our Board of Directors in April 2010. Prior to that time, he served as founder and Chief Executive Officer of our California subsidiary since 1999. He has more than 30 years of management experience in aquaculture including a decade as Chief Executive Officer of The Abalone Farm, Inc., during which he led the company through the R&D, capitalization, and commercialization phases of development to become the largest abalone producer in the United States. Mr. Oakes is the inventor of our patented method for non-lethal extraction of hemolymph from a live gastropod mollusk. He was the principal investigator on our Small Business Innovation Research (“SBIR”) grant from the National Science Foundation and was principal investigator on our Phase I and II SBIR grants from the NIH’s Center for Research Resources, and a California Technology Investment Partnership (“CalTIP”) grant from the Department of Commerce. Mr. Oakes has consulted and lectured for the aquaculture industry around the world. He received his Bachelor of Science degree from California State Polytechnic University, San Luis Obispo and is a graduate of the Los Angeles Regional Technology Alliance University’s management-training program. Mr. Oakes is a valuable member of our Board due to his depth of operating, strategic, and senior management experience in our industry, specifically as related to aquaculture. Additionally, Mr. Oakes holds an intimate knowledge of our Company due to his longevity in the industry and with us.

Mayank (Mike) Sampat has been a director of our Company since August 2012, and serves as chairman of the Audit Committee. Mr. Sampat is currently controller for Precision Toxicology, Inc. beginning February 2015, which specializes in quantitative confirmation urine drug testing. He previously held the position of controller for Zpower, LLC, an emerging manufacturer in the microbattery industry, from June 2012 to September 2014. Prior to that time, he held the position of controller for Imaging Advantage LLC from September 2010 to June 2012, and the position of Chief Financial Officer for Gamma Medica-Ideas, a manufacturer of imaging equipment to the medical industry, from September 2007 to June 2010. Mr. Sampat received a BBA in accounting from Bombay University and his MBA in Finance at Mercer University. Mr. Sampat is a seasoned finance and accounting executive, having worked with multiple companies ranging from startups to large Fortune 100 companies as an employee or independent consultant.

Director Independence

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that our Board of Directors be independent. However, in evaluating the independence of our Board members and the composition of the committees of our Board of Directors, the Board of Directors utilizes the definition of “independence” as that term is defined by the Exchange Act, the NASDAQ Listing Rules, and the rules and regulations of the TSX Venture Exchange. Using this standard, the Board of Directors has determined that Gregory Baxter, David Hill, and Mayank Sampat are “independent directors.”

Executive Officers

Set forth below is certain information with respect to the names, ages, and positions of our executive officers as of March 31, 2015. Biographical information pertaining to Mr. Oakes may be found in the above section entitled “Directors.” The executive officers serve at the pleasure of our Board of Directors.

Name	Age	Position(s) Held	Date of Appointment
Frank R. Oakes	64	President, Chief Executive Officer and Chairman of our Board of Directors	April 9, 2010
Catherine Brisson, Ph.D.	41	Chief Operating Officer	November 1, 2013
Kathi Niffenegger	57	Chief Financial Officer and Corporate Secretary	November 1, 2013
Mark McPartland	49	Vice President of Corporate Development and Communications	November 15, 2013

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Catherine Brisson, Ph.D. was appointed our Chief Operating Officer in November 2013. She initially joined us in November 2010 and has held positions of increasing responsibility with our Company since that time, including serving as our Executive Director of Quality Assurance and Regulatory Affairs and our Chief Pharmaceutical Officer. Prior to 2010, Dr. Brisson held the position of the Executive Director of Quality Systems at MacuSight, Inc. from 2005 until 2010. Dr. Brisson has more than 20 years of experience in the biotechnology, pharmaceutical, and medical device industries with strong expertise, and broad scientific and operational understanding, in the areas of quality systems, regulatory affairs, manufacturing, and product development. She has extensive background in process development and a strong working knowledge of global regulatory requirements. Dr. Brisson holds a B.S. degree in Chemistry from North Carolina State University and a Ph.D. in Organic Chemistry from the University of North Carolina.

Kathi Niffenegger was appointed our Chief Financial Officer in November 2013 and our Corporate Secretary in June 2013. She initially joined us in May 2012 as Controller, after previously holding the position of our outside Certified Public Accountant since the founding of our California subsidiary in 1999. Ms. Niffenegger has more than 30 years of experience in accounting and finance in a range of industries. She held positions of increasing responsibility in the audit division of Glenn Burdette CPAs from 1988 to 2012 and served most recently as technical partner, obtained CFO experience at Martin Aviation, and began her career at Peat, Marwick, Mitchell & Co. (now KPMG LLP). She has held leadership roles for audits of manufacturing, aquaculture, pharmaceutical, and governmental grant clients, and developed specific expertise in cost accounting systems and internal controls. Ms. Niffenegger holds a B.S. degree in Business Administration, Accounting from California State University, Long Beach and is a member of the American Institute of Certified Public Accountants (AICPA).

Mark McPartland was appointed our Vice President of Corporate Development and Communications in November 2013. Mr. McPartland has more than 16 years of experience in business development, capital markets advisory, corporate communications and C-suite consulting. Prior to joining us, he served as Senior Vice President at MZ Group, a subsidiary of @titude Global, the world’s largest independent global investor relations consulting firm, from September 2011 to November 2013. Mr. McPartland’s background includes guiding the development and execution of corporate strategy for private and public companies at all stages of commercial evolution, including early- and mid-stage biopharmaceutical entities. His previous positions include Vice President and Partner at Alliance Advisors, LLC from January 2005 until January 2011, and Regional Vice President of Hayden Communications, Inc. from September 1999 until January 2005. Mr. McPartland holds a B.S. in Business Administration and Marketing from Coastal Carolina University.

Information about our Board Committees

Our Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the NASDAQ Listing Rules and rules of the Securities and Exchange Commission. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee, and its Nominating and Corporate Governance Committee. Copies of these charters are available on our website at http://ir.stellarbiotechnologies.com.

Audit Committee

Our Audit Committee is composed of Gregory Baxter, David Hill, and Mayank Sampat (chairman). The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. In that regard, the Audit Committee assists the Board in monitoring: (a) the integrity of our financial statements; (b) our independent auditor’s qualifications, independence, and performance; (c) the performance of our internal audit function, including our system of internal controls, financial reporting, and disclosure controls; and (d) our compliance with legal and regulatory requirements. To fulfill this obligation and perform its duties, the Audit Committee maintains effective working relationships with the Board, management, and our independent auditor.

The Board has identified Mayank Sampat as its audit committee financial expert. Mr. Sampat is the Chairman of our Audit Committee and has extensive financial experience. He received an MBA in Finance from Mercer University, and has served in several financial positions with other companies, including several years as Chief Financial Officer for a medical equipment manufacturer. Mr. Sampat is considered to be “independent” as defined pursuant to the rules of the Nasdaq Listing Rules.

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Compensation Committee

Our Compensation Committee is composed of Gregory Baxter, David Hill (chairman), and Mayank Sampat. The purpose of the Compensation Committee is to oversee the Board’s responsibilities relating to compensation of our Company’s Chief Executive Officer and our other executive officers. It has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as such plans, policies and programs affect executive officers.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Gregory Baxter (chairman), David Hill, and Mayank Sampat. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members; recommend to the Board individuals to serve as directors; advise the Board with respect to Board composition, procedures and committees; develop, recommend to the Board and annually review a set of corporate governance principles applicable to the Company; and oversee any related matters required by the federal securities laws.

Related Party Transactions

Patent Royalty Agreement

On August 14, 2002, through our California subsidiary, we entered into an agreement with Frank Oakes, our Chief Executive Officer, where he would receive royalty payments in exchange for the assignment of his rights to U.S. Patent No. 6,852,338 to us. The royalty is 5% of gross receipts from products using this invention in excess of $500,000 annually. Our current operations utilize this invention. There were no royalties paid to Mr. Oakes for the year ended August 31, 2014.

Amaran Biotechnology, Inc.

In September 2013, we completed a private placement financing, raising total gross proceeds of $12,000,000 (the “Private Placement”). In connection with the Private Placement, we issued a total of 11,428,570 units. Each unit consisted of one common share and one half of a share purchase warrant, with each whole warrant exercisable into one additional common share at a price of $1.35 for a period of three years from the issuance date of the warrants. The Private Placement included a $5,000,000 investment by Amaran Biotechnology, Inc., a privately-held Taiwan biopharmaceuticals manufacturer. In connection with the Private Placement, we appointed Tessie Che, General Manager and Chair of the Board of Directors of Amaran Biotechnology, to our Board. Amaran Biotechnology currently holds 6.0% of our common shares.

In December 2013, we entered into a collaboration agreement with Amaran Biotechnology, as described above under “Our Business.”

Policies and Procedures for Review of Related Party Transactions

The Audit Committee reviews, approves and oversees any transaction between us and any “related person” (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations, on an ongoing basis. Under these policies and procedures, the Audit Committee is to be informed of transactions subject to review before their implementation. The procedures establish our practices for obtaining and reporting information to the Audit Committee regarding such transactions on a periodic and an as-needed basis. The policy provides that such transactions are to be submitted for approval before they are initiated but also provides for ratification of such transactions. No director who is interested in a transaction may participate in the Audit Committee’s determinations as to the appropriateness of such transaction.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, the following table sets forth certain information as of March 31, 2015 with respect to the beneficial ownership of our common shares by: (1) all of our directors; (2) our named executive officers listed in the Summary Compensation Table set forth in our Definitive Proxy Statement filed with the SEC on January 13, 2015; (3) all of the current directors and executive officers as a group; and (4) each person known by us to beneficially own more than 5% of our outstanding common shares.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Except as otherwise noted, common shares subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2015 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the percentage ownership of our common shares of each person or entity named in the following table is based on 79,546,650 common shares outstanding as of March 31, 2015.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned
Ernesto Echavarria (2)	15,220,266	(3)	18.2%
Amaran Biotechnology Inc. (4)	7,142,858	(5)	8.7%
Frank R. Oakes	5,315,846	(6)	6.5%
Kathi Niffenegger	360,000	(7)	*
Herbert S. Chow, Ph.D. (8)	1,104,334	(9)	1.4%
Catherine Brisson, Ph.D.	597,180	(10)	*
Gregory T. Baxter, Ph.D.	74,167	(11)	*
Tessie M. Che, Ph.D.	70,000	(12)	*
David L. Hill, Ph.D.	95,000	(13)	*
Daniel E. Morse, Ph.D.	1,486,094	(14)	1.9%
Mayank D. Sampat	70,000	(15)	*

All directors and executive officers as a group (9 persons)	8,168,287	(16)	9.8%

* Percentage of shares beneficially owned does not exceed one percent.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Stellar Biotechnologies, Inc., 332 E. Scott Street, Port Hueneme, California 93041.

(2)	The address of Mr. Echavarria is Blvd. Anaya, 1225 Culiacan Sinaloa, Mexico 80040.

(3)	Of the amount reported, 4,253,333 common shares represent common shares to be acquired upon exercise of common share purchase warrants.

(4)	The address of Amaran Biotechnology Inc. is No. 19, ShengYi 5th Rd., Zhubei City, Hsinchu County, 30261, Taiwan (R.O.C.).

(5)	This amount includes 2,380,953 shares underlying common stock purchase warrants.

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(6)	This amount includes (i) 1,836,200 shares issuable upon the exercise of options and (ii) 40,000 shares issuable upon the exercise of warrants, each as currently exercisable or exercisable within 60 days of March 31, 2015; and excludes (iii) 424,273 common shares and 50,000 common shares issuable upon the exercise of outstanding options which are held by Mr. Oakes’ spouse who has sole voting and dispositive power over the securities, and as to which Mr. Oakes disclaims beneficial ownership. Mr. Oakes does not have the power to vote or dispose of, or to direct the voting or disposition of, the shares held by his spouse, or with respect to any shares acquired under her outstanding options.

(7)	Represents 360,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 31, 2015.

(8)	Dr. Chow resigned from our Company, effective December 10, 2014 and his beneficial ownership is reflected as of December 31, 2014.

(9)	This amount includes (i) 504,167 shares issuable upon the exercise of options and (ii) 38,400 shares issuable upon the exercise warrants, each as currently exercisable or exercisable within 60 days of December 31, 2014.

(10)	This amount includes 442,500 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 31, 2015.

(11)	Represents 74,167 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 31, 2015.

(12)	Represents 70,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 31, 2015.

(13)	This amount includes 75,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 31, 2015.

(14)	This amount includes 521,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 31, 2015.

(15)	Represents 70,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 31, 2015.

(16)	This amount includes (i) 3,548,867 shares issuable upon the exercise of options and (ii) 40,000 shares issuable upon the exercise of warrants, currently exercisable or exercisable within 60 days of March 31, 2015.

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DESCRIPTION OF SECURITIES

We may offer, from time to time, in one or more offerings, up to $100,000,000 of the following securities:

•	common shares;

•	warrants;

•	units; or

•	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $100,000,000. This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF COMMON STOCK

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our memorandum and articles of incorporation, as amended, or Articles, which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General Terms

We are authorized to issue an unlimited number of common shares, no par value. On April 23, 2015, we had 79,546,650 common shares outstanding and 23 stockholders of record representing approximately 10,000 beneficial holders. Holders of our common shares are entitled to one vote per share on all matters to be voted upon by our stockholders. Our Articles do not authorize cumulative voting. A majority of two-thirds of the votes cast is required for the passage of a special resolution or a special separate resolution.

The holders of our common shares are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for the payment of dividends, subject to the rights of any series of preferred stock. In the event of a liquidation, dissolution or winding up, the holders of our common shares are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of our preferred stock, if any, are entitled. Our common shares have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Our Board of Directors

Our Board of Directors currently has six (6) members. Our Articles provide that the number of directors shall be fixed from time to time by resolution adopted by the vote of a majority of the directors then in office. The shareholders entitled to vote at the annual general meeting for the election of directors must elect a board of directors consisting of the number of directors set by the board in accordance with the Articles. All of our directors cease to hold office immediately before the election or appointment of directors, but are eligible for re-election or re-appointment. There are no age limit requirements pertaining to the retirement or non-retirement of directors and a director need not be a shareholder of the Company.

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Vacancies and newly created directorships of up to one-third of the number of directors duly elected or appointed may be filled by a majority of the directors then in office, though less than a quorum. Directors may be removed by the affirmative vote of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, cast at a special meeting of the stockholders called for that purpose or by at least 2/3 majority of the votes cast at the special meeting of the shareholders called for that purpose.

Articles of Incorporation

There are no restrictions under our Articles on the business we may conduct.

Under the Articles, any director or senior officer that has a disclosable interest in a contract or transaction into which we have entered or propose to enter is liable to account to us for any profits that accrue to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the British Columbia Business Corporations Act, or “the Act”. A director is not allowed to vote on any transaction or contract with our Company in which he has a disclosable interest unless all directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

Our directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. We are required to reimburse each director for the reasonable expenses that he or she may incur in and related to our business affairs.

Under the Articles, no director or intended director is disqualified by his or her office from contracting with us either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason. If the director performs any professional or other service for us that is, in the opinion of the directors, outside the ordinary duties of a director, he or she may be paid remuneration fixed by the directors, or at the option of the directors, fixed by ordinary resolution, and such remuneration will be in addition to any other remuneration that he or she may be entitled to receive.

Subject to the Act, we must indemnify each eligible party and the heirs and legal personal representatives of each eligible party against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Subject to any restrictions in the Act, we may agree to indemnify and may indemnify any person (including an eligible party) against all eligible penalties and pay expenses incurred in connection with the performance of services by that person on our behalf. Subject to the Act, the failure of any eligible party to comply with the Act or the Articles or, if applicable, any former corporate legislation or former Articles does not, of itself, invalidate any indemnity to which he or she is entitled under the Articles. An “eligible party” is defined under the Act, in relevant part, as anyone who is or was a director, alternate director or officer of our Company; is or was a director, alternate director of an officer of another corporation at a time when the corporation is or was an affiliate of our Company; or upon our request.

Subject to the Act, we may effect the following matters subject to a majority of the stockholder votes cast on the matter (or a resolution of the directors with respect to (c) or (f)): (a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares; (b) increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established; (c) subdivide or consolidate all or any of its unissued, or full paid issued, shares; (d) if we are authorized to issue shares of a class of shares with par value: (1) decrease the par value of those shares; or (2) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares; (e) change all or any of the unissued, or fully paid issued, shares with par value into shares without par value or any of our unissued without par value into shares with par value; (f) alter the identifying name of any of our shares; or (g) otherwise alter our shares or authorized share structure when required or permitted to do so by the Act where it does not specify by a special resolution; and, if applicable, alter our Articles accordingly. Our directors may authorize an alteration to its Notice of Articles in order to change our Company’s name or change any translation of that name.

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We are required to hold an annual general meeting once every calendar year at such time (not being more than 15 months after the annual reference date for the preceding calendar year) and at such time and place as may be determined by our directors. Our directors may also, at any time, call a meeting of shareholders.

Dividends

We have not declared any dividends on our common shares since our incorporation and do not anticipate that we will do so in the foreseeable future. Our present policy is to retain future earnings, if any, for use in our operations and the expansion of our business.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services, Inc.

Listing and Quotation

Our common shares are listed on the TSX Venture Exchange under the symbol “KLH” and are quoted on the OTCQB under the symbol “SBOTF.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and the parties named therein, which may include a bank or trust company, as warrant agent, that we will name in the prospectus supplement. If a warrant agent is so named, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC in connection of any offering by us of warrants pursuant to this prospectus.

DESCRIPTION OF UNITS

We may issue units of common shares or warrants or any combination of these securities. Each unit will be issued so that the holder of the units is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. We may issue units comprising of one more securities described in this prospectus independently or together with other securities. Units sold with other securities may be attached to or separate from other securities. We will issue units under one or more unit agreements between us and the parties named therein, which may include a bank or trust company, as agent that we will name in the prospectus supplement. If an agent is so named, the agent will act solely as our agent in connection with the units and will not assume any obligation or relation of agency or trust for or with any holders or beneficial owners of units. The unit agreement may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date.

The prospectus supplement relating to any units we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the price or prices at which such units will be issued;

•	the designation and terms of the units and the securities comprising the units;

•	any provision for issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising such units;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such securities may be held or transferred separately;

•	whether the units will be issued in fully registered or global form

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the units

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC in connection of any offering by us of warrants pursuant to this prospectus.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

Canada has no system of exchange controls.  There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors.

Restrictions on Share Ownership by Non-Canadians:  There are no limitations under the laws of Canada or in our organizing documents on the right of non-Canadians to hold or vote our securities, except that the Investment Canada Act may require review and approval by the Minister of Industry (Canada) of certain acquisitions of "control" of our Company by a non-Canadian that exceed certain monetary thresholds. The threshold for acquisitions of control is generally defined as being one-third or more of the voting shares of the Company. "Non-Canadian" generally means an individual who is not a Canadian citizen, or a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

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PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

•	directly to investors, directly to agents, or to investors through agents;

•	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

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In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities;

•	identify any over-allotment option under which the underwriters may purchase additional securities from us; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares, which are listed on the TSX Venture Exchange and are quoted on the OTCQB. We may elect to apply for quotation or listing of our common stock or warrants on any other quotation system or exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any of our securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on a stock exchange or otherwise and, if commenced, may be discontinued at any time.

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We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  We may loan or pledge securities to a financial institution or other third party that in turn may sell those securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND BRITISH COLUMBIA LAW

Anti-Takeover Provisions of our Articles of Incorporation

In addition to the Board of Directors’ ability to issue shares of preferred stock, our Articles of Incorporation, as amended, contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our Board of Directors. These provisions include advance notice procedures for stockholder proposals and a supermajority vote requirements for business combinations.

Advanced Notice Procedures for Stockholder Proposals

Effective October 31, 2013, our Board of Directors adopted an advance notice policy (the “Advance Notice Policy”) with immediate effect for the purpose of providing our shareholders, directors and management with a clear framework for nominating our directors in connection with any annual or special meeting of shareholders. The Advance Notice Policy was approved by the stockholders at our annual meeting on February 13, 2014.

Purpose of the Advance Notice Policy. Our directors are committed to: (i) facilitating an orderly and efficient annual general or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation. The purpose of the Advance Notice Policy is to provide our shareholders, directors and management with a clear framework for nominating directors. The Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form in order for any director nominee to be eligible for election at any annual or special meeting of shareholders.

Terms of the Advance Notice Policy. The Advance Notice Policy provides that advance notice to the Company must be made in circumstances where nominations of persons for election to our Board of Directors are made by shareholders of the Company other than pursuant to: (i) a "proposal" made in accordance with Division 7 of the British Columbia Business Corporations Act, or the Act; or (ii) a requisition of the shareholders made in accordance with section 167 of the Act. Among other things, the Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the secretary of the Company prior to any annual or special meeting of shareholders and sets forth the specific information that a shareholder must include in the written notice to the secretary of the Company for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

Our Board of Directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

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Shareholder Rights Plan

Our Board of Directors adopted a Shareholder Rights Plan, or Rights Plan, on January 9, 2014. The Rights Plan was subsequently approved by the TSX Venture Exchange and by our shareholders at the Annual General and Special Meeting held on February 13, 2014.

The Rights Plan is intended to provide for the fair treatment of our shareholders in connection with any take-over bid for our Company and is designed to provide our board and our shareholders with more time to fully consider any unsolicited take-over bid without undue pressure. Furthermore, the Rights Plan will allow our board to pursue, if appropriate, other alternatives to maximize shareholder value and to allow additional time for competing bids to emerge.

The following is a summary of the Rights Plan, which is qualified in its entirety by the complete document, which is included as an exhibit to this registration statement, of which this prospectus forms a part, and incorporated herein by reference. All capitalized terms not otherwise defined in this summary have the meaning ascribed to them in the Rights Plan.

Purpose of the Plan. The objectives of the Rights Plan are to ensure, to the extent possible, that all of our shareholders are treated equally and fairly in connection with any take-over bid for our Company. Take-over bids may be structured to be coercive or may be initiated at a time when our board will have a difficult time preparing an adequate response to the offer. Accordingly, such offers do not always result in shareholders receiving equal or fair treatment or full or maximum value for their investment. Under current Canadian securities legislation, a take-over bid is required to remain open for 35 days, a period of time that may be insufficient for our directors to:

(i)	evaluate a take-over bid (particularly if it includes share or trust unit consideration);
(ii)	explore, develop and pursue alternatives which are superior to the take-over bid and which could maximize shareholder value; and
(iii)	make reasoned recommendations to the shareholders.

The Rights Plan discourages discriminatory, coercive or unfair take-overs of our Company and gives our board time if, under the circumstances, our board determines it is appropriate to take such time, to pursue alternatives to maximize shareholder value in the event an unsolicited take-over bid is made for all or a portion of our outstanding common shares. The Rights Plan discourages coercive hostile take-over bids by creating the potential that any common shares which may be acquired or held by such a bidder will be significantly diluted. The potential for significant dilution to the holdings of such a bidder can occur as the Rights Plan provides that all holders of common shares who are not related to the bidder will be entitled to exercise rights issued to them under the Rights Plan and to acquire common shares at a substantial discount to prevailing market prices. The bidder or the persons related to the bidder will not be entitled to exercise any Rights (defined below) under the Rights Plan. Accordingly, the Rights Plan will encourage potential bidders to make take-over bids by means of a Permitted Bid (as defined in the Rights Plan) or to approach our board to negotiate a mutually acceptable transaction. The Permitted Bid provisions of the Rights Plan are designed to ensure that in any take-over bid for outstanding common shares of the shareholders, all shareholders are treated equally and are given adequate time to properly assess such take-over bid on a fully informed basis.

Issuance of Rights. The Rights Plan provides that one right (a “Right”) will be issued by us pursuant to the Rights Plan in respect of each Voting Share outstanding as of the close of business (Vancouver time) (the “Record Time”) on the Effective Date. “Voting Shares” include the common shares and any other shares of our Company entitled to vote generally in the election of all directors. One Right will also be issued for each additional Voting Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time, subject to the earlier termination or expiration of the Rights as set out in the Rights Plan. As of the Effective Date, the only Voting Shares outstanding will be the common shares. The issuance of the Rights is not dilutive and will not affect reported earnings or cash flow per common share until the Rights separate from the underlying common shares and become exercisable or until the exercise of the Rights. The issuance of the Rights will not change the manner in which Shareholders trade their common shares.

Term. The Rights Plan (unless terminated earlier) will remain in effect until the close of business on the day immediately following the date of our annual meeting of shareholders in 2017 unless the term of the Rights Plan is extended beyond such date by resolution of shareholders at such meeting.

Rights Agent, Transfer Agent and Registrar. The Rights Agent, transfer agent and registrar for the Rights is Computershare.

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Provisions of British Columbia Law Governing Business Combinations

All provinces of Canada (other than Ontario) have adopted Multilateral Instrument 62-104 entitled “Take-Over Bid and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“MI 62-104”). The Canadian Securities Administrators, or CSA, (including Ontario) have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains explanations and discussions of MI 62-104, the separate Ontario legislation and rules, which are collectively, together with the National Policy, referred to as the “Bid Regime.” The National Policy does not have the force of law, but is merely an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies. MI 62-104 essentially regulates take-over bids in other provinces of Canada. Unlike some regimes where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

While the Bid Regime results in uniform treatment of take-over bids in Canada, related party transactions, issuer bids and insider bids are still subject to individual requirements in particular jurisdictions. A “take-over bid” or “bid” means an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the offeror’s securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. Every offeror who acquires beneficial ownership of, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or “equity securities” of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly issue a news release containing certain prescribed information (and file such news release), and within two business days, shall file an early warning report containing the same information as is contained in the news release.

In addition, where an offeror is required to file an early warning report or a further report as described below and the offeror acquires beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report will require the issuance and filing of a new press release and early warning report.

During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% of more of the outstanding securities of the class.

Limitations on Liability and Indemnification of Officers and Directors

Our Articles of Incorporation, as amended, limit the liability of our directors to the fullest extent permitted by the British Columbia Business Corporations Act and provides that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with all of our current directors and expect to enter into a similar agreement with any new directors.

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CERTAIN TAX CONSIDERATIONS

Stellar Biotechnologies, Inc. is a British Columbia, Canada corporation. As such, there are important tax considerations to U.S. holders and non-U.S. holders under United States and Canadian federal income taxation. Certain tax considerations are included in our most recent Annual Report on Form 10-K for the fiscal year ended August 31, 2014, on file with the SEC, which is incorporated by reference into this prospectus.

Given the complexity of the tax laws and because the tax consequences to any particular shareholder may be affected by matters not discussed in our Annual Report on Form 10-K, shareholders are urged to consult their own tax advisors with respect to the specific tax consequences of the acquisition, ownership and disposition of our equity securities, including the applicability and effect of state, local and non-U.S. tax laws, as well as U.S. federal tax laws.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by McMillan LLP, Vancouver, British Columbia, and certain other matters will be passed upon for us by Greenberg Traurig, LLP, Boston, Massachusetts. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Stellar Biotechnologies, Inc. as of and for the year ended August 31, 2014 and related notes incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended August 31, 2014 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Stellar Biotechnologies, Inc. as of and for the years ended August 31, 2013 and 2012 and related notes incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended August 31, 2014 have been audited by D&H Group, LLP, Chartered Accountants, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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STELLAR BIOTECHNOLOGIES, INC.

1,687,500 Common Shares

PROSPECTUS SUPPLEMENT

Placement Agent

Maxim Group LLC

June 30, 2016